UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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VSE Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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VSE CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2023

DATE: Wednesday, May 3, 2023	TIME: 10:00 a.m. Eastern Daylight Time	LOCATION: www.virtualshareholder meeting.com/VSEC2023
The Annual Meeting of Stockholders of VSE Corporation, a Delaware corporation (“VSE” or the “Company”), will be held on Wednesday, May 3, 2023, at 10:00 a.m., Eastern Daylight Time (the "Annual Meeting"). The Annual Meeting will be a virtual meeting via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VSEC2023 and entering the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

The Annual Meeting will be held for the following purposes:

Items of Business
1.	To elect nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To ratify the appointment of Grant Thornton LLP as VSE's independent registered public accounting firm for the year ending December 31, 2023;
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers;
4.	To approve the amendment and restatement of the VSE Corporation 2006 Restricted Stock Plan; and
5.	To transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.

Stockholders of record at the close of business on March 10, 2023 may vote at the Annual Meeting.

This 2023 Proxy Statement and our 2022 Annual Report to Stockholders (the “Annual Report”) are available at www.proxyvote.com. You will need your unique 16-digit control number which appears on the Notice of Internet Availability of Proxy Materials ("Notice") to access the Annual Meeting materials. The Annual Report, which contains the Company’s consolidated financial statements and other information of interest to stockholders, accompanies this proxy material. These proxy materials were first made available to our stockholders on March 24, 2023.

You may vote your VSE common stock by internet, regular mail or virtually during the Annual Meeting. Voting instructions are contained in this 2023 Proxy Statement, as well as in the Notice and on the proxy card that will accompany the Notice.

We thank you for your support and look forward to your participation in the Annual Meeting.

By Order of the Board of Directors
Farinaz S. Tehrani, Corporate Secretary

PROXY STATEMENT SUMMARY

The following summary highlights information contained elsewhere within this Proxy Statement. You should read the entire Proxy Statement carefully before voting.

KEY MEETING INFORMATION

Date and Time	Wednesday, May 3, 2023, 10:00 a.m. EDT
Location	Online at www.virtualshareholdermeeting.com/VSEC2023
Record Date	March 10, 2023

MEETING AGENDA

Agenda Item	Board Recommendation	Page
1.Election of nine directors	FOR each nominee	6
2.Ratification of the appointment of Grant Thornton LLP as VSE's independent registered public accounting firm for the year ending December 31, 2023	FOR	19
3.Approval, on a non-binding advisory basis, of our named executive officer compensation	FOR	52
4. Approval of the amendment and restatement of the VSE Corporation 2006 Restricted Stock Plan	FOR	54

DIRECTOR NOMINEES

Name	Director Since	Occupation	Committee Membership Following Annual Meeting
Ralph E. Eberhart	2007	Non-Executive Chairman; General, U.S. Air Force (Ret.), formerly Commander of several major Commands and Unified Commands, including, Commander of U.S. Northern Command and North American Aerospace Defense Command (NORAD)
John A. Cuomo	2019	President and Chief Executive Officer
Anita D. Britt	2022	Former Chief Financial Officer at Perry Ellis International	AC*; CHRC
Edward P. Dolanski	2022	Former President, U.S. Government Services at Boeing Global Services and Former CEO at Aviall, Inc.	AC, CHRC
Mark E. Ferguson III	2017	Admiral, US Navy (Ret.), Former Commander of the U.S. Naval Forces Europe/Africa and Vice Chief of Naval Operations	AC, NCGC*
Lloyd E. Johnson	2022	Former Global Managing Director, Finance and Internal Audit, Accenture Corporation	CHRC, NCGC
Calvin S. Koonce	1992	President and Managing Director of Montgomery Investment Management, Inc.	CHRC, NCGC
John E. Potter	2014	President and CEO of the Metropolitan Washington Airports Authority	CHRC*, NCGC
Bonnie K. Wachtel	1991	Principal and Director of Wachtel & Co., Inc.	AC, NCGC
*= Chair of committee; AC= Audit Committee; CHRC= Compensation and Human Resources Committee; NCGC= Nomination and Corporate Governance Committee

VSE CORPORATION

PROXY STATEMENT
Annual Meeting of Stockholders
to be held on May 3, 2023

ABOUT THE 2023 ANNUAL MEETING AND VOTING AT THE VIRTUAL MEETING

This Proxy Statement (this “2023 Proxy Statement”) is being furnished to the stockholders of VSE Corporation, a Delaware corporation (“VSE” or the “Company”), in connection with the solicitation of proxies by VSE’s Board of Directors (the “Board”) for use at the Annual Meeting of VSE’s stockholders to be held on Wednesday, May 3, 2023, commencing at 10:00 a.m., Eastern Daylight Time (the "Annual Meeting"). The Annual Meeting will be a virtual meeting via live audio webcast for the purposes specified in the accompanying Notice of Annual Meeting.

The proxy materials and the accompanying proxy card are first being made available to stockholders entitled to notice of, and to vote at, the Annual Meeting on or about March 24, 2023. If you received your Annual Meeting materials via e-mail, the e-mail contained voting instructions and links to our 2022 Annual Report to Stockholders (the “Annual Report”) and this 2023 Proxy Statement on the Internet, which are both available at www.proxyvote.com. You will need your unique 16-digit control number which appears on the Notice to access the Annual Meeting materials.

The close of business on March 10, 2023 is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of a majority of VSE’s outstanding common stock, par value $.05 per share (“Stock”), as of the close of business on March 10, 2023, must be present at the Annual Meeting, either in person or represented by properly executed proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether the quorum requirement is satisfied. A proxy submitted by a broker that is not voted is called a broker non-vote.

As of the close of business on March 10, 2023, there were 12,875,964 shares of Stock outstanding and approximately 213 stockholders of record. Each stockholder is entitled to one vote for each share of Stock held of record as of the close of business on March 10, 2023, on all matters that may be submitted to the stockholders at the Annual Meeting. All Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions on the proxies. Please note that stockholders will need their unique 16-digit control number which appears on their Notice of the Annual Meeting and Internet availability of proxy materials (the “Notice”), the proxy card, and the instructions that accompanied the proxy materials in order to attend, vote shares or ask questions prior to or at the Annual Meeting. If you are a beneficial owner and you do not have a control number, you must contact your broker or other financial institution to obtain a control number or voting instructions.

The list of stockholders entitled to vote at the Annual Meeting and at any adjournment thereof will be open to examination by any stockholder during the 10 days prior to the Annual Meeting by appointment only. The mailing address of VSE’s principal executive office is 6348 Walker Lane, Alexandria, Virginia 22310-3226. VSE’s telephone number is (703) 960-4600.

Matters for Stockholders to Consider

As discussed in more detail below, the purpose of the Annual Meeting is (1) to vote for the election of nine directors to the Board; (2) to ratify the appointment of Grant Thornton LLP as VSE's independent registered public accounting firm for the year ending December 31, 2023; (3) to approve, on a non-binding advisory basis, the compensation of our named executive officers; (4) to approve the amendment and restatement of the VSE Corporation 2006 Restricted Stock Plan; and (5) to transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.

As of the date of this 2023 Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters specifically referred to herein. If, however, any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies, which confer authority on such holders to vote on such matters, in accordance with their best judgment. The persons named as attorneys-in-fact in the proxies are the Chairman of the Board and VSE’s Corporate Secretary.
Recommendations of the Board

The Board recommends a vote:

1.“FOR” the election of each of the nine director nominees named in this 2023 Proxy Statement;

2."FOR" the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023;

3.“FOR” the approval, on a non-binding advisory basis, of our named executive officer compensation; and

4."FOR" the approval of the amendment and restatement of the VSE Corporation 2006 Restricted Stock Plan.

Vote Required

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the Stock present or by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. This proposal is considered a routine matter on which the broker will have discretionary authority to vote on the proposal should a beneficial holder not provide voting instructions. For that reason, if you are a beneficial holder and you wish to vote "for," "against" or "abstain" from this proposal, you will have to provide your broker with such an instruction. Otherwise, your broker will vote in its discretion.

The approval of the non-binding advisory vote to approve the Company’s named executive officer compensation requires the affirmative vote of a majority of the Stock present or by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the advisory vote. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this advisory vote are not binding on the Board.

The approval of the amendment and restatement of the VSE Corporation's 2006 Restricted Stock Plan requires the affirmative vote of a majority of the Stock present or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

How to Vote

You will not receive a printed copy of this 2023 Proxy Statement or the Annual Report in the mail unless you request a printed copy. As permitted by the Securities and Exchange Commission (the “SEC”), we are delivering this 2023 Proxy Statement and the Annual Report via the Internet. On or about March 24, 2023, we are mailing to our stockholders the Notice and accompanying proxy card containing instructions on how to access this 2023 Proxy Statement and the Annual Report and authorize a proxy to vote their shares of Stock. If you wish to request a printed copy of this 2023 Proxy Statement and the Annual Report, you should follow the instructions included in the Notice. The Notice is not a proxy card or ballot.

You may read, print and download the Annual Report, this 2023 Proxy Statement and our proxy card at www.proxyvote.com. using your unique 16-digit control number which appears on the Notice. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail. You may vote your Stock by Internet, by regular mail, or virtually during the Annual Meeting. Each of these voting options is described in the Notice and our proxy card.

You should complete and return your proxy card, or vote using the Internet voting option, to ensure that your vote is counted at the Annual Meeting, regardless of whether you plan to attend. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted in accordance with the recommendations of the Board. In connection therewith, the Board has designated the Chair of the Board, General Ralph E. Eberhart, and VSE’s Corporate Secretary, Farinaz S. Tehrani, as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your Stock will be voted in accordance with your instructions.

Additionally, you may vote during the Annual Meeting by logging into the meeting website at www.virtualshareholdermeeting.com/VSEC2023, using the 16‐digit control number included on your Notice, and following the instructions provided on the website. Stock held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Stock for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your stock in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner and hold Stock in street name through a broker or other nominee and do not return the voting instruction card, the broker or other nominee will vote your Stock on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, including ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, and do not have the discretion to vote on non-routine matters. Because the uncontested election of directors and the advisory vote to approve the compensation of our named executive officers are considered non-routine matters, brokers will not have the discretion to vote on such matters at the Annual Meeting without instructions. Therefore, there may be broker non-votes on these non-routine proposals, which will have no effect on the outcome of such proposals.

Revocation of Proxies

A stockholder returning a proxy to VSE may revoke it at any time before it is exercised by granting a later proxy with respect to the same Stock or by communicating such revocation in writing to our Corporate Secretary. In addition, any stockholder who has executed a proxy but attends the Annual Meeting may cancel a previously given proxy by voting during the meeting whether or not the proxy has been revoked in writing.

COMPANY OVERVIEW AND FINANCIAL HIGHLIGHTS

About VSE Corporation

VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets supporting commercial and government markets. Core services include maintenance, repair and overhaul (MRO) services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services.

2022 Financial Highlights

The financial highlights set forth below should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations,” included in Item 7 of the 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and the Consolidated Financial Statements and detailed notes included in such Annual Report.

	Years ended December 31,
(in thousands, except per share data)	2022	2021	2020	2019	2018
Revenues	$949,762	$750,853	$661,659	$752,627	$697,218
Net income (loss)	$28,059	$7,966	$(5,171)	$37,024	$35,080
Basic earnings per share:
Net income (loss)	$2.20	$0.63	$(0.47)	$3.38	$3.23
Diluted earnings per share:
Net income (loss)	$2.19	$0.63	$(0.47)	$3.35	$3.21
Cash dividends per common share	$0.40	$0.37	$0.36	$0.35	$0.31

Executive Officers

Executive officers are listed below, as well as information concerning their age and positions held with VSE. There are no family relationships between any of our executive officers. The executive officers are appointed annually to serve until the first meeting of VSE's Board of Directors (the "Board") following the next annual meeting of stockholders and until their successors are elected and have qualified, or until death, resignation or removal, whichever is sooner.

Name	Age	Position with VSE
John A. Cuomo	49	Chief Executive Officer and President; Director
Stephen D. Griffin	37	Senior Vice President and Chief Financial Officer
Farinaz S. Tehrani	55	Senior Vice President, Chief Legal Officer and Corporate Secretary
Benjamin A. Thomas	39	President, Aviation Segment
Chad Wheeler	48	President, Fleet Segment

Mr. Cuomo serves as Chief Executive Officer and President of VSE, and is a member of the Board, since April 2019. Mr. Cuomo brings over 20 years of experience in the aerospace distribution and services market industry. Prior to joining VSE, Mr. Cuomo served as Vice President and General Manager of Boeing Distribution Services Inc., an aircraft parts and consumables distributor and subsidiary of The Boeing Company, from October 2018 to March 2019. Prior to Boeing’s acquisition of the Aerospace Solutions Group of KLX Inc., a commercial aerospace and defense distributor of fasteners and consumables, Mr. Cuomo served as Group Vice President and General Manager for KLX Aerospace Solutions from December 2014 to October 2018. Previously, Mr. Cuomo served in multiple roles and functions at B/E Aerospace from April 2000 to December 2014, including Vice President & General Manager and Senior Vice President, Global Sales, Marketing & Business Development. He has a Bachelor of Science degree in International Business, a Juris Doctorate degree from the University of Miami, a Master of Business Administration degree from the

University of Florida and is an alumnus of Harvard Business School, having completed the Advanced Management Program in 2021.

Mr. Griffin serves as Senior Vice President and Chief Financial Officer of VSE since November 2020. He is responsible for VSE’s finance, accounting, financial planning and analysis, internal audit, tax, treasury and corporate information technology functions. Mr. Griffin brings more than a decade of experience in senior finance leadership roles with General Electric, and most recently as Chief Financial Officer of Engine Services at GE Aviation, an aircraft engine supplier, from July 2019 to October 2020. In this role, Mr. Griffin led the financial organization for a $15 billion engine overhaul, repair and parts sales division. Earlier in his career, Mr. Griffin served as the CFO for GE Aviation’s Supply Chain Division. While at GE, Mr. Griffin also served as a board member for multiple global joint ventures. Mr. Griffin received a Bachelor of Science in Finance and Accounting from Boston College and a Master of Business Administration with high distinction from the University of Michigan.

Ms. Tehrani serves as Senior Vice President, Chief Legal Officer and Corporate Secretary of VSE since August 2021. Ms. Tehrani is responsible for VSE’s legal, compliance and regulatory functions. Ms. Tehrani brings more than two decades of expertise in senior legal and compliance roles at global public and private companies across multiple industries. Throughout her career, Ms. Tehrani has managed a broad range of matters including corporate strategy, board governance, public company matters, financings, regulatory compliance, mergers and acquisitions, risk management, data privacy, employment, intellectual property and litigation. In her role, she has built and led high performing teams to support transformation and growth in various companies. Ms. Tehrani began her legal career at the global law firm of Hogan Lovells LLP. She has a Juris Doctorate from Georgetown University Law Center and a Bachelor of Arts in Economics, cum laude, from Tufts University.

Mr. Thomas serves as the President of VSE's Aviation segment since October 2020. Mr. Thomas is responsible for the strategic oversight and management of the MRO services and product distribution businesses, as well as sourcing, customer relationships, capital allocation and acquisitions. Previously, Mr. Thomas managed aftermarket growth strategies in the aerospace consumables market for Boeing Global Services, a service solutions provider for commercial, defense and space customers, from October 2018 to October 2020, and KLX Aerospace Solutions, a commercial aerospace and defense distributor of fasteners and consumables and provider of other related services, from October 2010 to October 2018. He has a Master of Business Administration from Harvard Business School and a Bachelor of Science in Industrial and Systems Engineering from the University of Southern California.

Mr. Wheeler serves as the President of VSE's Fleet segment since July 2013. Mr. Wheeler is responsible for the strategic oversight and management of the Fleet segment, including operations, new business development, supply chain initiatives and facilities management. Since 1991, Mr. Wheeler has served in various roles for Wheeler Fleet Solutions, including Senior Vice President of Operations, Senior Vice President of Sales and Marketing, and Marketing and Sales Manager. While serving as Marketing and Sales Manager, Mr. Wheeler coordinated implementation of Wheeler Fleet's Managed Inventory Program which is used at numerous Vehicle Maintenance Facilities of the United States Postal Service throughout the country. Mr. Wheeler received a Bachelor of Science in Marketing, summa cum laude, from Indiana University of Pennsylvania.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

What am I voting on? Stockholders are being asked to elect each of the nine director nominees named in this Proxy Statement to hold office until the annual meeting of stockholders in 2024 and until his or her successor is elected and qualified.

Voting Recommendation: FOR the election of each of the nine director nominees.

Vote Required: A director will be elected by a plurality of the votes cast.

Broker Discretionary Voting Allowed? No, broker non-votes have no effect.

Abstentions: No effect.

Director Nominees
As announced on March 10, 2023, Mr. Lafond is not standing for re-election and will retire from the Board effective as of the Annual Meeting, and the size of the Board will be automatically reduced to nine directors upon his retirement. Each nominee listed below is currently serving as a VSE director and was elected by the stockholders at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), except for Mr. Johnson and Ms. Britt, who were appointed to the Board in July 2022. Each nominee elected as a director will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified. If any nominee should become unable to serve for any reason, the proxies will be voted for such substitute nominee as shall be designated by the Board. The nine nominees for election as VSE directors, their committee assignments, if elected, following the Annual Meeting and certain information regarding them are as follows:

JOHN CUOMO
Age: 49 Director Since: 2019 Other public company boards: None

Background:

Chief Executive Officer and President of VSE since April 2019. Previously Mr. Cuomo served as Vice President and General Manager of Boeing Distribution Services Inc., an aircraft parts and consumables distributor and subsidiary of The Boeing Company, from October 2018 to March 2019. Prior to Boeing’s acquisition of the Aerospace Solutions Group of KLX Inc. (KLX) in October 2018, Mr. Cuomo served as Group Vice President and General Manager for KLX Aerospace Solutions beginning December 2014. Mr. Cuomo has 20 years of experience in the aerospace and defense distribution and services market.

Prior to his role at KLX, Mr. Cuomo served in multiple roles and functions at
B/E Aerospace from April 2000 to December 2014, including Vice President & General Manager and Senior Vice President, Global Sales, Marketing & Business Development.

Key Qualifications and Skills:

Experience includes 20 years in the aerospace and defense distribution and services market industry, including as an officer of Boeing Distribution Services Inc., KLX Aerospace Solutions and B/E Aerospace.

ANITA D. BRITT
Age: 59 Director Since: 2022 Independent Board Committees: •Audit (Chair) •Compensation & Human Resources Other public company boards: •Delta Apparel, Inc. •urban-gro, Inc. •Smith & Wesson Brands, Inc.

Background:

Ms. Britt served as the Chief Financial Officer for Perry Ellis International from 2009 to 2017 and held senior financial leadership positions at Jones Apparel Group and Urban Brands. She currently serves on the board of directors for urban-gro, Smith & Wesson Brands and Delta Apparel. Ms. Britt is a Certified Public Accountant; a Board Leadership Fellow as designated by the National Association of Corporate Directors; and holds a Carnegie Mellon Cybersecurity Oversight Certification and a Harvard Kennedy School Executive Education Certificate in Cybersecurity: The Intersection of Policy and Technology.

Key Qualifications and Skills:

Ms. Britt has extensive corporate finance and capital markets experience, including mergers and acquisitions, in both public and private sectors. She brings board and business leadership experience. Ms. Britt is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

EDWARD P. DOLANSKI
Age: 55 Director Since: 2022 Independent Board Committees: •Audit •Compensation & Human Resources Other public company boards: None

Background:

Co-founder of First Watch Group, a management consulting firm. Previously, he held a variety of senior leadership roles at The Boeing Company. During his 13 years with Boeing, Mr. Dolanski served as President, U.S. Government Services at Boeing Global Services; President, Boeing Global Services & Support; and President and Chief Executive Officer of Aviall Inc., a Boeing subsidiary and the world's largest provider of new aviation parts and related aftermarket services. Before joining Boeing, Mr. Dolanski was with the Raytheon Company for 8 years in a variety of roles, including Vice President, Mission Support, Network Centric Systems; Vice President, Aftermarket Businesses and Customer Support, Raytheon Aircraft Company (Hawker & Beechcraft); and Chief Information Officer, Aircraft Integration Systems. His experience also includes 14 years with Walmart Stores where he held progressively senior positions at the corporate office within information technology and supply chain management. Mr. Dolanski serves on several boards including Catalyze Dallas, Filtari and as Chairman of MD Helicopters.

Key Qualifications and Skills:

Experience in commercial aftermarket aerospace, business and general aviation distribution and maintenance, repair and overhaul (MRO) through senior leadership roles at Boeing and Raytheon in a career spanning more than 30 years.

Governance experience as a member of the Catalyze Dallas Board of Advisors, Business Executives for National Security (BENS) and the Texas Blockchain Council Advisory Board, and as a member of the Texas Diversity Council board of directors where he has been recognized with several diversity awards, including DiversityFIRST and CEO Champions of Diversity. Mr. Dolanski serves on several Boards including Catalyze Dallas, Filtari and as Chairman of MD Helicopters.

RALPH E. EBERHART
Age: 76 Director Since: 2007 Independent - Board Chair Other public company boards: •Triumph Group, Inc. •Jacobs Engineering Group, Inc.

Background:

General, U.S. Air Force (Ret.), formerly Commander of several major Commands and Unified Commands, including Commander of U.S. Northern Command, North American Aerospace Defense Command (NORAD), U.S. Space Command, Air Force Space Command, Air Combat Command & U.S. Forces, Japan. He also served as Vice Chief of the U.S. Air Force. General Eberhart retired from the U.S. Air Force in 2005 after 36 years of military service. He was then appointed as President (2004-2020), and served as Chair, of the Armed Forces Benefit Association (AFBA), a non-profit association, and as Chair of its related enterprise, 5Star Life Insurance Co. until 2022. General Eberhart has served on the boards of several privately and publicly held companies, including Terma North America, Inc., Triumph Group, Inc. and Rockwell Collins.

Key Qualifications and Skills:

Experience as President (2004-2020) and Chair of the Armed Forces Benefit Association (until 2022) providing insight into challenges associated with managing complex organizations and holding management accountable for company performance.

Expertise in the defense industry due to 36 years of experience in the U.S. Air Force, serving as Commander of several major Commands and Unified Commands, including Commander of U.S. Northern Command, North American Aerospace Defense Command (NORAD), U.S. Space Command, Air Force Space Command, Air Combat Command & U.S. Forces, Japan. He has also served as Vice Chief of the U.S. Air Force.

MARK E. FERGUSON III
Age: 66 Director Since: 2017 Independent Board Committees: •Audit •Nominating & Corporate Governance (Chair) Other public company boards: •Pacific Gas and Electric Corporation

Background:

Admiral, US Navy (Ret.), formerly the Commander of the U.S. Naval Forces Europe and Africa and Vice Chief of Naval Operations, he retired from the US Navy after 38 years of service as a nuclear-trained surface warfare officer. He served as a senior advisor to McKinsey & Company in the Aerospace and Defense practice from 2016 to 2020. Admiral Ferguson has served as the Chief Executive Officer of MK3 Global LLC, a private consulting firm, since July 2016.

Key Qualifications and Skills:

Expertise in the defense industry due to 38 years of experience in the U.S. Navy and senior positions in the U.S. military, including service as Commander, U.S. Naval Forces Europe and Africa, and as Commander, NATO Joint Force Command, Naples, Italy. He also served as the Vice Chief of Naval Operations from 2011 to 2014. Expertise in commercial aerospace and defense with McKinsey & Company from 2016 to 2020.

Holds a master’s degree in Computer Science from the Naval Postgraduate School and has expertise in cyber defense, congressional and regulatory affairs, strategic planning, and personnel and operations management.

Graduate of the National Association of Corporate Directors (NACD) Cyber Risk Oversight Program; Holds a certificate in Cyber Security Oversight from Carnegie Mellon University. Serves as Chair of the People and Compensation Committee at Pacific Gas and Electric Corporation.

LLOYD E. JOHNSON

Age: 68

Director Since: 2022

Independent

Board Committees:
•Compensation & Human Resources
•Nominating & Corporate Governance

Other public company boards:
•Haemonetics Corporation
•Apogee Enterprises
•Beazer Homes USA

Background:

Mr. Johnson served as Global Managing Director, Finance and Internal Audit at Accenture Corporation from 2004 to 2015. Prior to that, he served as Executive Director, M&A and General Auditor for Delphi Automotive PLC from 1999 to 2004, and held senior financial leadership positions at Emerson Electric Corporation, Sara Lee Corporation and Shaw Food Services. Mr. Johnson is a Certified Public Accountant and holds the National Association of Corporate Directors Directorship Certification designation.

Key Qualifications and Skills:

Board financial expert with experience in accounting, finance, and audit. Experience on numerous company boards, with expertise in corporate governance, ethics, and risk management, as well as experience in ESG, cybersecurity, mergers and acquisitions, manufacturing, and distribution.

CALVIN S. KOONCE
Age: 85 Director Since: 1992 Independent Board Committees: •Compensation & Human Resources •Nominating & Corporate Governance Other public company boards: None

Background:

President and Managing Director of Montgomery Investment Management, Inc., a registered investment advisor and Chairman of Koonce Securities, LLC, a registered securities broker/dealer firm. Mr. Koonce has held both positions for more than the past five years.

Key Qualifications and Skills:

Experience as sole member of Koonce Securities, LLC, a registered securities broker-dealer, and President and Managing Director of Montgomery Investment Management, Inc., a registered investment advisor, provides insight into the enhancement of stockholder value.

Familiarity with VSE’s legacy federal and defense strategies and operations resulting from service as a VSE director for more than 30 years.

JOHN E. POTTER
Age: 67 Director Since: 2014 Independent Board Committees: •Compensation & Human Resources (Chair) •Nominating & Corporate Governance Other public company boards: None

Background:

President and Chief Executive Officer of the Metropolitan Washington Airports Authority, an independent airport authority, since July 2011. He served as the United States Postmaster General and Chief Executive Officer of the United States Postal Service from 2001 to 2010.

Key Qualifications and Skills:

Extensive management experience, leadership ability and record of accomplishment having served as United States Postmaster General for 10 years and held various management positions within the United States Postal Service prior to such appointment.

More than 11 years of experience as President and Chief Executive Officer of the Metropolitan Washington Airports Authority, managing large, complex and multifaceted transportation infrastructure projects.

Provides insight into manufacturing, supply and distribution practices of large supply chain management organizations.

BONNIE K. WACHTEL
Age: 67 Director Since: 1991 Independent Board Committees: •Audit •Nominating & Corporate Governance Other public company boards: •WaveDancer Inc.

Background:

Principal and Director, Wachtel & Co., Inc., since September 1984. Ms. Wachtel also serves as a director of WaveDancer, Inc. (formerly Information Analysis Inc.), a provider of IT services and software, and served on the Board of The ExOne Company, a 3D printing solutions provider, from 2013 until the firm was acquired in 2021. She has served as a director of six NASDAQ listed companies and served on the hearing panel for NASDAQ Listing Qualifications from 2006 to 2016. Ms. Wachtel is a Chartered Financial Analyst and member of the District of Columbia Bar.

Key Qualifications and Skills:

Experience as Supervisory Control Principal and Director of Wachtel & Co., Inc., which provides management experience in financial systems, people and processes.

Service with the Listing Qualifications Panel of NASDAQ and holding of Chartered Financial Analyst certification provides expertise in the functioning of capital markets and insight into the enhancement of stockholder value.

Board, Committees and Corporate Governance

As of the date of this Proxy Statement, the Board consists of ten members, all of whom were elected by the stockholders in 2022, except for Ms. Britt and Mr. Johnson, who were appointed to the Board in July 2022. At that time, Ms. Britt was appointed to the Audit Committee and Mr. Johnson was appointed to the Compensation and Human Resources Committee (the "Compensation Committee"). On March 8, 2023, Mr. Lafond informed the Board of his decision to not stand for re-election and to retire from the Board, effective as of the Annual Meeting. The size of the Board will be automatically reduced to nine directors upon Mr. Lafond's retirement. All of the nominees for directors are “independent” as defined by the applicable rules of The NASDAQ Stock Market, Inc. (“NASDAQ”), except for Mr. Cuomo. Our Chair is an independent director and, accordingly, we do not have a lead independent director. The independent directors who served during 2022 regularly had the opportunity to meet without any management members present. During 2022, there were five regular and three special Board meetings. Each of the directors attended at least 75% of the total number of Board meetings (in person or by telephone) and at least 75% of the meetings of Board committees on which he or she served (during the period that he or she served) in 2022. We do not have a specific policy regarding attendance at the annual stockholders meeting. All directors, however, are encouraged to attend if available, and we try to ensure that at least one independent director attends the annual stockholders meeting and is available to answer stockholder questions. All directors who served during 2022 virtually attended our 2022 Annual Meeting of stockholders.

Board Committees and Membership

The Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee. The current charters for each of the Board committees are available on our website, www.vsecorp.com. The Board committee members, as of the date of this 2023 Proxy Statement, are identified in the following table.

Director	Audit Committee	Compensation and Human Resources Committee	Nominating and Corporate Governance Committee
Anita D. Britt	X
Ralph E. Eberhart
Edward P. Dolanski	X		X
Mark E. Ferguson III	X	X	Chair*
Lloyd E. Johnson		X
Calvin S. Koonce		X	X
James F. Lafond	Chair		X
John E. Potter		Chair	X
Bonnie K. Wachtel	X	X	X
* Lieutenant General Jack C. Stultz, Jr., USAR (Ret.) served as Chair of the Nominating and Governance Committee until his resignation from the Board in September 2022.

As announced on March 10, 2023, the Board determined to reduce the size of the Board from ten to nine members, to be automatically effective upon Mr. Lafond's retirement, and rebalanced the Board committee members as of the Annual Meeting.

Audit Committee

The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee also reviews our guidelines and policies with respect to risk assessment and risk management, specifically our risk exposures in the areas of independent audit, financial reporting, internal controls and disclosure controls and internal audit, and evaluates the action management has taken to identify, monitor and control such exposures.

In addition, the Audit Committee is charged with oversight of data privacy and cybersecurity risks. Protection of our customers’ data is a fundamental priority for our Board and management team. Our management team provides quarterly updates to the Audit Committee and the Board on our cybersecurity risks and actions taken to help mitigate that risk. The management team reports on compliance and regulatory issues, continuously evolving threats and mitigating actions.

On March 8, 2023, Mr. Lafond informed the Board of his decision to not stand for re-election and to retire from the Board, effective as of the Annual Meeting. Subsequently, the Board appointed Ms. Britt to serve as the Chair of the Audit Committee upon Mr. Lafond's retirement as of the Annual Meeting. As of the Annual Meeting, the Audit Committee will be comprised of Ms. Britt (Chair), Mr. Dolanski, Mr. Ferguson and Ms. Wachtel.

All of the Audit Committee members during the past fiscal year were independent in accordance with applicable rules of the SEC and NASDAQ, including Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). Each Audit Committee member is able to read and understand fundamental financial statements, including our consolidated balance sheet and consolidated statements of income, comprehensive income, stockholders’ equity and cash flows. The Board has determined that the Audit Committee's Chair, Mr. Lafond, is an “audit committee financial expert” as defined in SEC Regulation S-K Item 407(d) (5). The Board has determined that Ms. Britt is also an audit committee financial expert. The Audit Committee met five times during 2022.

Compensation and Human Resources Committee

The primary purpose of the Compensation Committee is to oversee our compensation structure, to review and provide guidance to the Board regarding the compensation of VSE’s directors and officers, including the compensation of VSE’s Chief Executive Officer and other executive officers, to review and provide guidance regarding employment agreements, to administer certain compensation plans, including equity compensation plans, and to perform such other duties and responsibilities as are consistent with the committee’s charter. The Compensation Committee reviews our guidelines and policies with respect to risk assessment and risk management, specifically our risk exposures related to compensation of directors, executives and management and the administration of our performance incentive and employee benefit plans, and evaluates the actions management has taken to identify, monitor and control such exposures. Each of the Compensation Committee members is independent in accordance with applicable rules of the SEC and NASDAQ, including Rule 10C-1 of the Exchange Act. The Compensation Committee met six times during 2022.

The Compensation Committee has the authority to retain outside counsel or other experts or consultants as needed. The Compensation Committee may form and delegate authority to subcommittees, or to one or more designated members of the Compensation Committee, to make equity compensation awards to non-officer employees under the VSE Corporation 2006 Restricted Stock Plan. Additional information on the role and responsibilities of the Compensation Committee, as well as the role of compensation consultants and executive officers in determining or recommending the amount or form of executive compensation, is provided below in the “Compensation Discussion and Analysis” section.

As of the Annual Meeting, the Compensation Committee will be comprised of Mr. Potter (Chair), Ms. Britt, Mr. Dolanski, Mr. Johnson and Mr. Koonce.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to make recommendations to the Board with respect to nominees to be proposed for election as directors and to review corporate policies regarding, among other things, business conduct, securities trading, indemnification of VSE directors and officers, and conflicts of interest involving VSE directors, officers and employees. The Nominating and Corporate Governance Committee also reviews our guidelines and policies with respect to risk assessment and risk management, specifically the Company's risk exposures in the areas of corporate governance, compliance and ethics, as well as succession planning for the directors and senior management, and the actions management has taken to identify, monitor and control such exposures.

Each of the Nominating and Corporate Governance Committee members is independent in accordance with applicable NASDAQ rules. The Nominating and Corporate Governance Committee met three times during 2022. As of the Annual Meeting, the Nominating and Corporate Governance Committee will be comprised of Mr. Ferguson (Chair), Mr. Johnson, Mr. Koonce, Mr. Potter and Ms. Wachtel.

Oversight of Risk Management

The Board has overall responsibility for oversight of our risk management plans, policies and practices. Each Board committee has been assigned oversight of certain risks associated with its respective activities as discussed in this 2023 Proxy Statement, and each committee’s charter reflects these risk oversight responsibilities. The Board has approved a risk management policy that delineates the risk oversight responsibilities of management, the Board and its committees. The Company has also adopted an enterprise risk management framework that continuously monitors and evaluates our business and operational risks and is a key driver of VSE's overall risk mitigation efforts. Our Audit Committee reviews and oversees our enterprise risk management process.

Director Nominations and Qualifications

Stockholders may recommend persons to be nominated for election as directors of VSE at the annual meeting of stockholders. To be considered, such recommendation must be submitted in accordance with VSE’s by-laws and must be received in writing by VSE’s Corporate Secretary no later than 90 days before the date in the year of the annual meeting that corresponds to the date on which the annual meeting was held during the immediate prior year. Nominations for the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) should be received by the Corporate Secretary no later than Friday, February 3, 2024. Such recommendation shall be accompanied by the proposing stockholder’s name, evidence that such stockholder is a beneficial owner of Stock, and the candidate’s name, biographical data and qualifications.

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for Board membership as described below. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the directorship criteria discussed below.

Under these criteria for Board nominations, Board members should have the highest professional and personal ethics and values, consistent with longstanding VSE values and standards. Factors discussed by the Board as relevant to the selection of Board nominees may include nature and length of business experience, including experience in business areas related to our three business segments, race, gender, age and factors that promote alignment of the Board with the interests of stockholders. Board members should be committed to enhancing stockholder value and have sufficient time to satisfy their duties as VSE directors and provide insight and practical wisdom based on experience. A Board member’s service as a member of other boards of directors of publicly traded companies should be limited so that the director is able, given his or her individual circumstances, to effectively perform his or her duties as a Board member. The Nominating and Corporate Governance Committee periodically reviews diversity of potential Board nominees, potential retirement time frames, transition planning with regard to succession, and optimal Board size.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. This committee periodically assesses the appropriate size of the Board, and whether any Board vacancies are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through Board members, professional search firms, stockholders or other persons. These candidates are evaluated by the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for Board membership. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. This committee also will review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In October 2021, the Nominating and Corporate Governance Committee engaged an executive search firm, to assist in identifying two of the three new Board members who were appointed to the Board in July 2022.

Board Diversity

The Board Diversity Matrix below presents the Board’s diversity statistics for 2022.

Board Diversity Matrix
Total Number of Directors 10
	Female	Male	Non‐Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latino	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

Leadership Structure of the Board

The positions of Chair of the Board and VSE’s Chief Executive Officer (“CEO”) are separated at VSE. The Board believes that this separation of positions best serves the Company’s current needs and effectively maintains independent oversight of management.

Communications with the Board

Individuals may communicate with the Board by submitting an email to the Board at board@vsecorp.com. Communications that are intended specifically for non-employee directors should be sent to the email address above to the attention of the Corporate Secretary. Communications to the Board by mail can be addressed to The Board of Directors or a particular Board member c/o VSE Corporation, 6348 Walker Lane, Alexandria, Virginia 22310-3226.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of VSE’s directors, officers, including VSE’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and employees. The Code of Business Conduct and Ethics is posted on VSE’s website at www.vsecorp.com. VSE intends to satisfy the disclosure requirements regarding any waiver or amendment of the Code of Business Conduct and Ethics with respect to VSE’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, by posting such required information on VSE’s website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which together with the Certificate of Incorporation, bylaws, committee charters and other key governance practices and policies, provide the framework for the Company’s corporate governance. The Board recognizes that ensuring that the Company observes good corporate governance practices is an ongoing endeavor. As a result, our Corporate Governance Guidelines and governance practices and policies are subject to annual review by the Board to determine if they continue to promote the best interests of the Company and its stockholders and comply with all applicable laws, regulations and NASDAQ requirements. As a result of this ongoing review, the charter for each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee was reviewed, amended and adopted by the Board on December 19, 2022.

The Corporate Governance Guidelines, by-laws and committee charters are posted on VSE’s website at www.vsecorp.com.

Compensation Committee Interlocks and Insider Participation

During 2022, the Compensation Committee consisted of five non-employee directors (Mr. Potter, Mr. Ferguson, Mr. Johnson (as of July 2022), Mr. Koonce and Ms. Wachtel). No committee member was at any time during 2022 or at any other time an officer or employee of VSE. No executive officer of VSE serves or has served as a member of the compensation committee (or other committee performing similar functions) of another entity that had an executive officer who served on VSE’s Compensation Committee during 2022. No executive officer of VSE served on the board of directors or compensation committee (or other committee performing similar functions) of any entity that had one or more executive officers serving as members of the Board or Compensation Committee during 2022.

Mr. Koonce is a significant stockholder of VSE. See “Security Ownership of Certain Beneficial Owners and Management” below.

Certain Relationships and Related Transactions

There is no family relationship between any director or executive officer of VSE and any other director or executive officer of VSE.

Pursuant to the Company’s policies, including the Code of Business Conduct and Ethics, any related party transactions would be subject to the prior consideration and approval of the Board, including a majority vote of the disinterested directors.

2022 Director Compensation

Compensation of Non-Employee Directors for 2022

For 2022, the Company paid each non-employee director a cash retainer of $75,000. The Chair of the Board was paid an additional fee of $75,000 for his service as Chair. The Chairs of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee were each paid an additional annual fee of $15,000, $12,000 (increased from 2021 fee of $10,000) and $10,000 (increased from 2021 fee of $7,500), respectively, for their service as Chairs of the committees. Non-employee directors do not receive fees for attending Board or committee meetings.

Each non-employee director was also granted 1,600 shares of Stock on January 3, 2022 pursuant to our 2006 Restricted Stock Plan, except for Mr. Koonce who received $100,000 cash in lieu of the equity grant. The closing price of our Stock was $61.31 per share on January 3, 2021.

No compensation is paid to any non-employee director for personal services rendered to VSE pursuant to a consulting or similar agreement between the director and VSE, or any of VSE’s subsidiaries, unless authorized as a special assignment by the Board. No such authorization was requested for or on behalf of any director in 2022. The foregoing procedures do not restrict reimbursement for expenses incurred by a director for attending meetings of the Board or Board committees.

The following table provides information related to the compensation of each of the Company’s non-employee directors for fiscal year 2022.

Name	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Ralph E. Eberhart	150,000	98,096	—	—	—	—	248,096
Mark E. Ferguson III	77,500	98,096	—	—	—	—	175,596
Calvin. S. Koonce (3)	175,000	—	—	—	—	—	175,000
James F. Lafond	90,000	98,096	—	—	—	—	188,096
John E. Potter	86,250	98,096	—	—	—	—	184,346
Jack C. Stultz	63,750	98,096	—	—	—	—	161,846
Bonnie K. Wachtel	75,000	98,096	—	—	—	—	173,096
Edward P. Dolanski	75,000	98,096	—	—	—	—	173,096
Anita D. Britt	37,500	50,010	—	—	—	—	87,510
Lloyd E. Johnson	37,500	50,010	—	—	—	—	87,510

Notes to Director Compensation Table
1.Mr. Eberhart elected to have $30,000 of his annual cash compensation for services as a VSE director be paid in Stock. Mr. Eberhart received 668 shares of Stock in lieu of cash on December 23, 2022. The dollar amount recognized for financial statement reporting purposes, in accordance with ASC 718 (Compensation-Stock Compensation), is based on the closing price of our Stock on December 23, 2022 ($44.86 per share).
The Nominating and Corporate Governance Committee chair fee of $10,000 was pro-rated based on the service period. Mr. Stultz received a payment of $7,500 for serving from January 1, 2022 to September 30, 2022, and Mr. Ferguson received a payment of $2,500 for serving from October 1, 2022 to December 31, 2022.
2.Pursuant to the 2006 Restricted Stock Plan, each non-employee director, other than Mr. Koonce, was granted an award of 1,600 shares of Stock on January 3, 2022. The grant date fair value for purposes of Financial Accounting Standards Board

Accounting Standards Codification ("FASB ASC") Topic 718 (Compensation-Stock Compensation) is based on the closing price of our Stock on January 3, 2022 ($61.31 per share). None of the non-employee directors held option awards or unvested stock awards as of December 31, 2022.
3.Mr. Koonce received $100,000 in cash in lieu of his 2022 director equity grant.

Director Stock Ownership Guidelines

To ensure alignment of the interests of our directors with those of our stockholders, our directors are subject to the Company’s Stock Ownership Guidelines. Each current director will be expected to retain Stock with a market value equal to five years of the director’s cash portion of his or her annual retainer. New directors and officers will be expected to retain their allocated stock to achieve over time the suggested holding thresholds referenced above, but they will not be required to purchase Stock on the open market to achieve such thresholds.

The Board unanimously recommends that Stockholders vote “FOR” the election of each of the nine persons nominated to serve as a Director of VSE for the ensuing year.

ENVIRONMENTAL SOCIAL & GOVERNANCE PRIORITIES

We believe that building long-term value for our customers, employees and shareholders includes a focus on the long-term sustainability of our business, good corporate citizenship, and a commitment to our employees and our communities. Across VSE, we seek to conduct our business in a manner that highly values responsible environmental, social and governance practices.

Environmental, Social and Governance Board Oversight

The Board and its committees oversee the development and execution of our Environmental, Social and Governance (ESG) strategy, including oversight of our policies, programs and initiatives related to environmental sustainability, health and safety, diversity, inclusion and equality, and charitable giving.

We continue to implement the ESG governance framework approved by our Board. Under this framework, the Nominating and Governance Committee leads the coordination of the Board’s ESG oversight activities. In that role, the Nominating and Governance Committee provides oversight of VSE’s ESG strategy and communications, as well as continued oversight of our existing corporate governance policies and practices. In addition, the Nominating and Governance Committee has the responsibility to assess whether the relevant ESG risks, opportunities and disclosure obligations are regularly reviewed and considered by the other Board committees.

Each of the Audit Committee and the Compensation Committee support the Nominating and Governance Committee in its oversight role by taking the relevant risks, opportunities and disclosure obligations into account as part of the existing mandates under their respective charters. For example:

•The Compensation Committee maintains oversight with respect to the Company’s human capital policies and strategies, including diversity and inclusion, pay equity and talent management.

•The Audit Committee maintains oversight with respect to the Company’s overall risk management framework, ethics policies and financial transparency.

ESG Areas of Focus
In 2022, we launched the Company's inaugural Environmental, Social, and Governance Report, which is available on our website.

Our ESG areas of focus include our efforts to:

Implement sustainable practices across our operations, such as reducing waste and conserving energy at our facilities.
Reduce environmental impacts by reusing materials, including working with vendors to restore parts to their original state & functionality and redeploy those parts into the market.
Enhance the efficiency of our energy and water usage and assist others in achieving this mission through our subsidiary, Energetics.
Attract, develop and retain talented employees with our Total Rewards strategy that focuses on five key areas: compensation, benefits, recognition, well-being and learning and development.
Recruit diverse talent, empower our employees, and integrate inclusion and diversity into our culture.
Provide a safe and healthy working environment through regular training, continuous monitoring of key safety metrics, and proactive risk assessments.

Support our employees across all business segments to participate in a wide array of charitable initiatives and community engagements.
Nominate a Board with a majority of independent directors, hold executive sessions of independent directors and constitute board committees that only include independent members.
Manage cybersecurity and data protection risks through Board oversight, hold monthly security reviews with a third-party consultant, and host our own Cybersecurity Awareness Month.
Adhere to our Third-Party Anti-Corruption Due Diligence Procedures to conduct business with reputable and qualified third parties and expect them to adhere to our Supplier Code of Conduct.
Maintain our Code of Business Conduct and Ethics, Global Anti-Corruption Policy and other policies to help educate, enforce and support compliance and ethical behavior.

PROPOSAL NO. 2
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on? Stockholders are being asked to approve, based on the recommendation of the Company's Audit Committee, the Board's appointment of Grant Thornton LLP to be VSE's independent registered public accounting firm for the year ending December 31, 2023.

Voting Recommendation: FOR the appointment of Grant Thornton LLP to be VSE's independent registered public accounting firm for the year ending December 31, 2023.

Vote Required: The affirmative vote of a majority of the Stock present or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.

Broker Discretionary Voting Allowed? This proposal is considered a routine matter on which the broker will have discretionary authority to vote on the proposal should a beneficial holder not provide voting instructions. For that reason, if you are a beneficial holder and you wish to vote "for," "against" or "abstain" from this proposal, you will have to provide your broker with such an instruction. Otherwise, your broker will vote in its discretion.

Abstentions: Same effect as a vote against the proposal.

Based on the recommendation of the Company’s Audit Committee, the Board has appointed the firm of Grant Thornton LLP to be VSE’s independent registered public accounting firm for the year ending December 31, 2023 and recommends to stockholders that they vote for ratification of that appointment. The ratification of the appointment of VSE’s independent registered public accounting firm will require the affirmative vote by the holders of a majority of the outstanding Stock, present in person or represented by proxy, at the Annual Meeting and entitled to vote. If such approval is not received, the Board will reconsider the appointment.

Representatives of Grant Thornton LLP will be virtually present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

In 2021 and 2022, Grant Thornton’s services included an audit of VSE’s consolidated financial statements and reviews of the consolidated interim financial statements included in VSE’s Forms 10-Q filed with the SEC for each of the quarters ended March 31, June 30, and September 30, 2022 and 2021. Grant Thornton LLP’s services also included an audit of the effectiveness of VSE’s internal controls over financial reporting as of December 31, 2022 and December 31, 2021.

Audit Fees

Grant Thornton’s fees for professional services rendered for the years ended December 31, 2022 and December 31, 2021, were as follows:

Audit Fees Table

	2022	2021
Audit Fees (1)	$1,562,259	$1,477,095
Tax Fees (2)	$39,242	$71,679
Total Fees	$1,601,501	$1,548,774

Notes to Audit Fees Table
1.Includes fees and expenses related to the annual audits, interim reviews and accounting consultations, notwithstanding when the fees and expenses were billed.
2.Includes fees and expenses for tax advisory services associated with Singapore transfer pricing analysis, international tax consulting services, OneSource tax provision and reporting advisory services, Work Opportunity Tax Credit certification assistance and other miscellaneous services.

Policy on Audit Committee Approval of Audit and non-Audit Services

The Audit Committee approves in advance all audit and non-audit services provided by our independent registered public accounting firm prior to its engagement with respect to such services. The Audit Committee has delegated to its chair the authority to pre-approve additional audit-related and non-audit services not prohibited by law to be performed by VSE’s independent auditors and associated fees up to a maximum for any one non-audit service equal to the lesser of $30,000 or 25% of the audit fees for VSE’s most recent completed fiscal year, provided that the Audit Committee’s chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full committee at its next regular meeting. The Audit Committee approved in advance all of the audit and non-audit services provided by our independent registered public accounting firm in 2022 and 2021.

The Board unanimously recommends that Stockholders vote "FOR" the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023.

AUDIT COMMITTEE REPORT

The Audit Committee consisted of four non-employee directors (Mr. Lafond, Mr. Dolanski, Mr. Ferguson, and Ms. Wachtel) through June 2022, with Ms. Britt joining the Audit Committee as a fifth non-employee director upon her appointment to the Board in July 2022. Each of the members of the Audit Committee is considered an “independent” director for the purposes of the applicable rules of the SEC and NASDAQ, including Rule 10A-3 of the Exchange Act. The Audit Committee’s responsibilities are set forth in its charter, a copy of which is available on VSE’s website, www.vsecorp.com.

The Audit Committee has implemented the requirements of the Sarbanes-Oxley Act of 2002 and the applicable rules of NASDAQ with respect to the responsibilities of audit committees of public companies. Among other matters, the Audit Committee reviews procedures on internal control over financial reporting with management and with Grant Thornton LLP, the Company’s independent registered public accounting firm for 2022. The Audit Committee also discussed with Grant Thornton LLP the Company’s internal controls and the overall scope and specific plans for their audit.

The Audit Committee has reviewed and discussed with management VSE’s audited consolidated financial statements as of and for the year ended December 31, 2022 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022 and Grant Thornton LLP’s audit of internal control over financial reporting. The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the above referenced consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in VSE’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Audit Committee:	James F. Lafond, Chair
Anita D. Britt
Edward P. Dolanski
Mark E. Ferguson
Bonnie K. Wachtel

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the objectives and components of our executive compensation program and compensation decisions for our named executive officers (“NEOs”) for 2022. Our NEOs for 2022 were:

Name	Title
John A. Cuomo	Chief Executive Officer and President
Stephen D. Griffin	Senior Vice President and Chief Financial Officer
Farinaz S. Tehrani	Senior Vice President, Chief Legal Officer and Corporate Secretary
Chad M. Wheeler	Group President, Fleet Segment
Benjamin Thomas	Group President, Aviation Segment
Robert A. Moore (1)	Former Group President, Federal & Defense Segment
1.Mr. Moore separated from the Company on December 31, 2022.

Executive Compensation Program Overview

Executive Compensation Philosophy and Objectives

The primary goal of VSE’s compensation program is to closely align the interests of executives and other key employees with those of stockholders as the executive team focuses on transforming and developing VSE into a market-leading provider of aftermarket distribution and maintenance, repair and overhaul (MRO) services for land, sea and air transportation assets supporting commercial and government markets focused on revenue growth, margin expansion and enhanced stockholder returns.

VSE is continuing to execute a business transformation from a legacy federal and defense contractor to a market-leading aftermarket distribution and services company with a stronger focus on aviation and automotive fleet higher margin, higher growth markets. In 2022, our executive compensation program used a robust pay-for-performance model that balances short- and long-term financial and business goals to help maximize stockholder value.

We designed our executive compensation program to:

•Attract, motivate, and retain a highly qualified and experienced executive team;
•Incentivize and reward the achievement of strategic and financial goals of the Company, with an emphasis on long-term business goals driving higher stockholder returns;
•Utilize compensation elements that are directly linked to achievement of corporate objectives, stockholder value creation and individual performance;
•Maintain flexibility to ensure that awards remain competitive within our peer group;
•Align the interests of our executives with those of our stockholders; and
•Promote adherence to good corporate governance, company policies and values.

Executive Compensation Governance Practices
The following highlights executive compensation governance practices that we use to promote our overall compensation objectives and to align executive compensation with the interests of our stockholders, as well as the practices we avoid:

What We Do:
✓	Alignment with Stockholders. Long-term incentive awards vest over a period of several years to reward sustained Company performance over time.
✓	Pay for Performance. Our executive compensation program is weighted heavily towards performance-based variable compensation.
✓	Share Ownership Guidelines. Our NEOs must hold equity of a value equivalent to multiples of their base salaries (5x for CEO and 3x for all other NEOs).
✓	Annual “Say-on-Pay” Vote. We seek an annual non-binding advisory vote from our stockholders to approve compensation paid to our NEOs as disclosed in our Proxy Statement.
✓	Clawback Policy. We may recover incentive compensation paid to executive officers in the event of a material restatement of our financial results.
✓	Double-Trigger Severance. We provide only double-trigger change-in-control cash severance and equity acceleration.
✓	Annual Risk Assessments. The Compensation Committee analyzes risk in setting executive compensation each year.
✓	Peer Group Comparison. With the help of our independent compensation consultant, we annually analyze executive compensation relative to peer companies.
✓	Decisions by Independent Compensation Committee. Executive compensation is approved by our Compensation Committee which is comprised solely of independent directors.
✓	Independent Compensation Consultant. The Compensation Committee retains its own independent compensation consultant to advise on compensation matters.

What We Do Not Do:
✗	No Tax Gross-Ups in Change in Control Agreements. We do not provide excise tax gross-ups in connection with a change in control.
✗	No Hedging or Pledging of Company Stock. Our policies prohibit the hedging or pledging of our Stock by our executives and directors.
✗	No Repricing of Stock Options. While VSE has not awarded stock options in the past, we do not permit the repricing of stock options without shareholder approval.
✗	No Excessive Perquisites. We do not provide excessive perquisites to our NEOs.
✗	No Dividends on Unvested Equity. We do not pay dividends on restricted stock units until units are vested.

Key Elements of Our 2022 Executive Compensation Program

Our NEO compensation program currently has three forms of direct compensation: base salary, annual cash incentive awards, and long-term incentives, including equity-based incentive awards and deferred supplemental compensation. Below is an overview of the program’s structure:

Element	Type	Form	Key Characteristics	Purpose

Base Salary	Fixed	Cash	Annual adjustments based on individual performance, market pay levels and internal pay equity.	Attracts, retains and rewards NEOs by providing a competitive fixed amount of compensation for service that reflects skill, responsibility, and experience.

Annual Cash Incentive	Variable	Cash	Variable cash compensation, based on pre-established financial, strategic, and operational goals and individual performance.
Focuses NEOs on achievement of our short-term financial, operational, and strategic goals. Aligns interests of NEOs with stockholders by promoting strong revenue, operating income growth, free cash flow and achievement of other key corporate objectives.

Long-Term Incentive	Variable	Restricted Stock Units	Service-based restricted stock units (“RSUs”) that vest annually over a three-year period.
Helps retain NEOs through multi-year vesting of equity and deferred compensation awards.

Motivates and rewards NEOs for the achievement of long-term corporate performance.

Aligns NEOs’ interests with long-term stockholder interests.

		Performance Restricted Stock Units	Performance-based restricted stock units (“PRSUs”) that vest based on pre-established financial goals over a three-year performance period.

		Deferred Supplemental Compensation	Annual award of up to 15% of base salary awarded based on a pre-established financial goal.

2022 Target Total Compensation Mix

The Compensation Committee strives to achieve an appropriate mix between fixed and variable compensation and cash versus equity-based compensation awards to meet our compensation objectives. In determining the mix of compensation among these elements, the Compensation Committee does not assign specific ratios or other relative measures that dictate the total compensation mix to be awarded to the executive team, or the portion that is either at-risk or otherwise subject to performance. Nevertheless, as illustrated by the charts below, the Compensation Committee continued to structure executive compensation in fiscal 2022 so that a significant portion of the target total compensation of our CEO and the other NEOs was “at-risk” or performance-based, with the actual value realized subject to the achievement of short-term or long-term corporate and financial performance goals. By linking a significant portion of our executives’ compensation to performance, the Compensation Committee emphasized incentive-based variable pay, which is consistent with our pay-for-performance philosophy and creates a strong alignment with long-term stockholder value.

Oversight of Executive Compensation

Role of the Compensation Committee

The Compensation Committee has oversight responsibility in administering and providing guidance over the Company’s executive compensation programs. The following is a summary of the Compensation Committee’s key responsibilities regarding executive compensation:

•To review and recommend for Board approval the compensation programs for the Company’s executive officers, including the NEOs;
•To review and approve corporate goals and objectives relevant to the compensation of the NEOs and make recommendations to the Board for approval of total compensation for NEOs;
•To provide recommendations to the Board regarding compensation of VSE’s non-employee directors; and
•To review and assess stockholders’ say-on-pay and consider results of the most recent say-on-pay vote in evaluating and determining executive compensation.

Each year, the Compensation Committee meets to review the performance and compensation of our CEO and other NEOs. The Compensation Committee uses a consistent approach to determine the compensation of each NEO by using the same suite of compensation components for each of the NEOs to maintain alignment amongst the executive team. In making compensation decisions for our executives as a group, the Compensation Committee generally sets total compensation, including long-term incentives, based on numerous factors, including individual responsibilities and experience, company performance, competitive market pay comparison and individual performance.

Role of Management

In discharging its responsibilities, the Compensation Committee works with management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters.

Annually, our CEO provides the Compensation Committee with an evaluation of his own performance that is based, in large part, upon the Company’s performance, as well as his broad leadership role as CEO. The Compensation Committee evaluates our CEO on these and other criteria, and his total compensation package is determined by the Compensation Committee and approved by the Board, based on the Compensation Committee’s evaluation, and input from the independent compensation consultant, and reflects his performance, company performance and competitive industry practices.

In addition, our CEO annually evaluates each of the other NEOs and makes compensation recommendations to the Compensation Committee. In developing his recommendations, the CEO considers each NEO’s performance against Company and (as applicable) business segment performance goals and the individual performance of each NEO, as further described below. The independent compensation consultant reviews and provides comments to the Compensation Committee on our CEO’s recommendations. The Compensation Committee has discretion in approving, disapproving, or modifying any of the CEO’s recommended salary adjustments or proposed awards to the other NEOs, subject to final Board approval.

Role of the Independent Compensation Consultant

In determining compensation for 2022, the Compensation Committee retained NFP Compensation Consulting (“NFP”), an independent national compensation consulting firm, as the Committee's independent compensation consultant to advise on executive and director compensation matters. NFP assists the Compensation Committee in developing a competitive total compensation program that is consistent with our philosophy of goal-oriented pay-for-performance and that allows us to attract, retain, and motivate talented executives.

For 2022, NFP provided various services to the Compensation Committee, including the review, analysis, and update of our compensation peer group; the annual review and analysis of our NEO compensation against competitive market data based on the companies in our peer group; the design of our long-term equity incentive program; the review and analysis of our non-employee director compensation; and insight into emerging compensation trends.

The Compensation Committee reviews NFP’s independence on an annual basis. For 2022, the Compensation Committee determined that there were no conflicts of interest as a result of any current, historical, or pending engagement.

Role of Stockholders

As part of its compensation-setting process, the Compensation Committee considers the results of the stockholder advisory vote on our executive compensation from the prior year. Approximately 86% of the votes cast at our 2022 Annual Meeting of stockholders were voted in favor of our executive compensation. After considering the results of this advisory vote, the Compensation Committee determined that they demonstrated a strong level of support for our executive compensation program. The Compensation Committee did not make any changes to our compensation decisions and policies for 2022 that were specifically driven by the advisory vote.

Compensation Practices Related to Risk Management

Our compensation programs are balanced and significantly focused on the long term. Under this structure, the highest amount of compensation can be achieved only through consistent superior performance over sustained periods of time. In addition, some compensation is deferred or generally only realizable upon retirement. This provides strong incentives to manage the Company for the long term, while avoiding excessive risk-taking in the short term. Likewise, the elements of our targeted compensation are balanced among current cash payments, deferred cash payments and equity awards. In addition, our Stock Ownership Guidelines reduce the likelihood of unnecessary risk-taking because our NEOs are required to own a meaningful amount of our stock, which further aligns the interests of our executive officers with our stockholders’ interests in pursuit of long-term value enhancement.

The Compensation Committee reviews the relationship between our risk management policies and practices and the incentive compensation we provide to our NEOs to confirm that our incentive compensation encourages taking prudent risks and avoiding unnecessary and excessive risks. The Compensation Committee also reviews the relationship between risk management policies and practices, corporate strategy, and senior executive compensation.

Management reviews the Company’s overall compensation structure, considering such factors as the overall mix of compensation, the performance metrics that are used under the Company’s incentive programs, the length of vesting periods where applicable, and the overall relationship of the Company’s compensation programs to the Company’s business risk. In March 2023, management reported the results of its evaluation to the Compensation Committee. In addition, the Compensation Committee’s independent compensation consultant also conducted a risk assessment of the Company’s overall compensation structure. Based on the risk assessments conducted by management and the Compensation Committee’s independent compensation consultant, the Compensation Committee has concluded that the Company’s compensation policies and procedures do not create risks that are reasonably likely to have a material adverse effect on the Company.

Peer Group and Competitive Market Analysis

Each year the Compensation Committee, in consultation with management and with support from its independent compensation consultant, reviews and approves a peer group that is used to provide relevant market context for the Compensation Committee’s decisions. The Compensation Committee does not apply a formulaic approach to setting the NEOs’ compensation at any specific level or percentile against this peer group. However, the Compensation Committee periodically reviews peer group compensation data to assess the competitiveness of our executive compensation practices, structures, and levels.

For purposes of 2022 compensation decisions, the Compensation Committee used the peer group that was recommended by NFP, which peer group includes (among other companies) certain peers used by ISS. In general, the peer group reflected similarly sized (based on revenue, market capitalization, enterprise value, asset size, and total stockholder return) publicly traded companies in the diversified support services industry (specifically including aerospace and defense, automotive trading companies and distributors, and federal contracting services). The revised peer group that was recommended by NFP (the “2022 Compensation Peer Group”), and adopted by the Compensation Committee, is consistent with the markets in which we operate.

The Compensation Committee and NFP reviewed the construct of the 2022 Compensation Peer Group in the summer of 2022 as a market comparison against our existing executive compensation program and to address compensation program elements for 2023. Based upon this review, NFP recommended adjustments to the 2022 Compensation Peer Group for implementation in 2023, which adjustments were approved by the Compensation Committee (such adjusted peer group, the “2023 Compensation Peer Group”).

The following illustrates NFP’s recommendations for the Company’s 2022 and 2023 Compensation Peer Groups:

Peer Company	2022 Compensation Peer Group (1)	2023 Compensation Peer Group (2)
AAR Corp.	✓	✓
AeroVironment, Inc.	✓	✓
AerSale Corporation	✓	✓
Astronics Corporation	✓	✓
CRA International, Inc.	✓	✓
Dorman Products, Inc.	✓	✓
Ducommun Incorporated	✓	✓
H&E Equipment Services, Inc.	✓	✓
Heritage-Crystal Clean, Inc	✓	✓
Horizon Global Corporation	✓	✓
Huron Consulting Group Inc.	✓	✓
ICF International, Inc.	✓	✓
Kaman Corporation	✓	✓
Kratos Defense & Security Solutions, Inc.	✓	✓
Motorcar Parts of America, Inc.	✓	✓
Standard Motor Products, Inc.	✓	✓
Stoneridge, Inc.	✓	✓
Vectrus, Inc.	✓

1.For the 2022 Compensation Peer Group, as compared to our prior peer group, we removed Cubic Corporation because it was acquired in 2021, and we added AeroVironment, Inc. and AerSale Corporation because they met a number of the criteria used by NFP to identify potential peer companies.

2.For the 2023 Compensation Peer Group, we removed Vectrus, Inc., because it merged with another company in 2022.

2022 Components of Executive Compensation

The three key elements of our executive compensation program are base salary, annual cash incentive awards, and long-term incentives, including equity-based incentive awards and deferred supplemental compensation. The following sets forth the program design, metrics and 2022 payouts with respect to each component of our 2022 NEO compensation program.

Base Salary

Base salary is the principal “fixed” cash element of our executive compensation. The Compensation Committee believes that it is important that each NEO receives a market-competitive base salary that provides an appropriate balance between fixed and “at risk” compensation. The initial base salary of each NEO was established in connection with his or her hiring.

We believe that competitive base salaries are a necessary element of overall compensation in order to attract and retain highly qualified executive officers. While we believe that compensation for the executive team should be weighted towards long-term equity compensation, we recognize the need to broadly align salaries with our peers and the companies we compete with for talent. The Compensation Committee reviews base salaries on an annual basis and may adjust them from time to time, with a goal of providing competitive, fixed cash compensation to the executive officers. The Compensation Committee generally references base salaries near the median for comparable positions in our peer group when making base salary determinations.

For 2022, based on the 2022 Peer Group Compensation data and recommendation of NFP, the Compensation Committee approved increases to the base salaries of Messrs. Cuomo, Griffin and Thomas to reflect a market adjustment to more closely align their base salaries to the 2022 Compensation Peer Group median. The 2022 base salaries for the NEOs (which were effective as of January 1, 2022), as compared to their 2021 base salaries, are set forth below:

Name	2021 Base Salary Rate	2022 Base Salary Rate	Percentage Increase
John A. Cuomo	$712,400	$800,000	12.3%
Stephen D. Griffin	$400,000	$430,000	7.5%
Farinaz S. Tehrani	$350,000	$350,000	0%
Chad M. Wheeler	$377,731	$377,731	0%
Benjamin Thomas	$300,000	$348,000	16%
Robert A. Moore	$343,200	$343,200	0%

Annual Incentive Award

Our NEOs are eligible to earn an annual cash incentive designed to reward and promote achievement of the Company’s short-term business objectives while enhancing stockholder value. The 2022 annual incentive award program (the “2022 AIP”) was based primarily on achieving certain annual financial results established by the Compensation Committee and approved by the Board at the beginning of the year. The Compensation Committee maintains discretion on AIP allocation for all NEOs.

The performance metrics for the 2022 AIP are based upon revenue, adjusted operating profit, bookings (only applicable to Mr. Moore and the Federal and Defense Segment), adjusted free cash flow and a subjective component. The Compensation Committee chose revenue, adjusted operating profit, bookings and adjusted free cash flow because they are key financial and operational metrics that the executive team and the Board are focused on for 2022. For purposes of the 2022 AIP, revenue, adjusted operating profit, and adjusted free cash flow may be adjusted by the Compensation Committee to reflect extraordinary or non-recurring events, including items identified as part of the Company's reported adjusted EBITDA. Except for adjusted free cash flow, which is measured on a consolidated basis for the Company, each of the other metrics for the segment presidents are based on applicable segment performance. In setting the goals for each metric, the Compensation Committee considered how achievement of the performance goals could be impacted by events expected to occur in the future, and how likely it would be for the goals to be achieved. We believe that the target goals have been established at levels that should be appropriately challenging to attain and require considerable effort on the part of each NEO to achieve considering both business and market conditions. Achievement of above-target goals (where applicable) is considered to be a “stretch” target given market conditions. The performance metrics for the 2022 AIP also include a subjective component for each NEO, which is based on individual performance as well as contribution to the management team’s execution of the overall vision and strategy for the Company.

The weightings utilized for each metric are detailed below.

Corporate. The 2022 AIP for Messrs. Cuomo and Griffin and Ms. Tehrani consisted of four weighted elements as illustrated in the table below:

Executive	Division	Revenue	Adjusted Operating Profit	VSE Adjusted Free Cash Flow	Subjective
John A. Cuomo	Corporate	40%	30%	20%	10%
Stephen D. Griffin
Farinaz S. Tehrani

VSE Segments. The 2022 AIP for Messrs. Wheeler, Moore and Thomas consisted of four weighted elements which are measured relative to their respective business segments (other than adjusted free cash flow) as illustrated in the table below:

Executive	Division	Segment Revenue	Adjusted Segment Operating Profit	Segment Bookings	VSE Adjusted Free Cash Flow	Subjective
Chad M. Wheeler	Fleet Segment	40%	30%	N/A	20%	10%
Robert A. Moore	Federal & Defense Segment	40%	30%	20%	N/A	10%
Benjamin Thomas	Aviation Segment	40%	30%	N/A	20%	10%

Target 2022 Annual Incentive Award

After reviewing the 2022 Compensation Peer Group data and in consultation with NFP, the Compensation Committee set the target bonus percentages and amounts for each NEO for the 2022 AIP. To receive a payout under the 2022 AIP, a NEO must be an employee during the fiscal year that the bonus payment is earned and at the time when the bonus payment is made.
The NEOs’ threshold, target, and maximum opportunities under the 2022 AIP awards (expressed as dollar amounts and as percentages of base salary) were as follows:

		Threshold		Target		Maximum
Name	2022 Base Salary	(%) of Base Salary	($)	(%) of Base Salary	($)	(%) of Base Salary	($)
John A. Cuomo	$800,000	15%	$120,000	100%	$800,000	125%	$1,000,000
Stephen D. Griffin	$430,000	15%	$64,500	65%	$279,500	110%	$473,000
Farinaz Tehrani	$350,000	12%	$42,000	50%	$175,000	80%	$280,000
Chad M. Wheeler	$377,731	12%	$45,328	50%	$188,866	80%	$302,185
Benjamin Thomas	$348,000	12%	$41,760	50%	$174,000	80%	$278,400
Robert A. Moore	$343,200	12%	$41,184	50%	$171,600	80%	$274,560

For 2022, Mr. Cuomo’s target AIP award was increased from 90% of base salary to 100% of base salary and Mr. Griffin’s was increased from 50% of base salary to 65% of base salary. These increases, which were based on the 2022 Peer Group Compensation data and the recommendation of NFP, reflect adjustments to more closely approximate the 2022 Compensation Peer Group median in order to remain consistent with market alignment for the CEO and CFO roles, as well as alignment across the executive team.

Actual 2022 Annual Incentive Award

For 2022, the Compensation Committee reviewed the performance for each metric to determine the level at which the annual incentive award would be paid out for the year. For purposes of the 2022 AIP, the Compensation Committee approved extraordinary or non-recurring one-time adjustments to operating profit and free cash flow. Operating profit adjustments included items identified as part of the Company’s reported adjusted EBITDA in accordance with the program design. Free cash flow adjustments also included items identified as part of the Company’s reported adjusted EBITDA in accordance with the program design, as well as additional adjustments for items associated with new program growth opportunities and unforeseen impacts from higher debt borrowing costs. Items included in the Company's reported adjusted EBITDA are acquisition and restructuring costs, inventory reserve, non-recurring professional fees, non-recurring contract loss, and impacts associated with the Russia/Ukraine conflict. Following its review, the Compensation Committee recommended, and the Board approved, the 2022 AIP award payouts for the NEOs.

For each of the Corporate, Fleet, Federal & Defense and Aviation segments, the table below sets forth the actual performance level with respect to each of the 2022 AIP metrics as approved by the Compensation Committee.

2022 Annual Incentive Award Performance
Name	Segment	Revenue	Adjusted Operating Profit	Bookings	VSE Adjusted Free Cash Flow	Subjective	% of Base Salary
John Cuomo	Corporate	Above Target	Maximum	N/A	Above Target	Maximum	117%
Stephen D. Griffin	Corporate	Above Target	Maximum	N/A	Above Target	Maximum	96%
Farinaz S. Tehrani	Corporate	Above Target	Maximum	N/A	Above Target	Maximum	71%
Chad Wheeler	Fleet Segment	Maximum	Maximum	N/A	Above Target	Maximum	75%
Benjamin Thomas	Aviation Segment	Maximum	Maximum	N/A	Above Target	Maximum	75%
Robert Moore (1)	Federal & Defense Segment	Below Target	Below Threshold	Below Threshold	N/A	See below	—

1.Mr. Moore was not eligible for a payout with respect to the 2022 AIP because he ceased employment with the Company on December 31, 2022.

For the subjective portion of the 2022 AIP, the Compensation Committee conducted a subjective evaluation following the end of the performance period to determine, with input from the CEO, an achievement level for each continuing NEO based on their accomplishments, and those of the management team as a whole, during 2022. This evaluation considered strategic priorities for each segment and Corporate that are aligned with the broader VSE transformation and growth strategy. Each segment has individual growth objectives and investment priorities which the Compensation Committee evaluates annually and considers as part of the AIP subjective performance evaluation. Details of such evaluations by segment are below.

•Corporate. For Corporate NEOs – Mr. Cuomo, Mr. Griffin, Ms. Tehrani – the subjective component was determined in light of the continued transformation of the total company including record growth in revenue for both the Aviation and Fleet segments, helping to establish long-term sustainable revenue sources for future growth. During 2022, the teams successfully implemented and then expanded the global reach of new distribution deals, launched new centers of excellence for commercial fleet expansion, integrated legacy acquisitions, and navigated challenging capital markets while securing adequate funding to support organic growth opportunities. Considering these achievements as well as the Corporate team’s role in continuing to drive progress on VSE’s overall transformation, the Compensation Committee recommended the maximum achievement level for Mr. Cuomo, Mr. Griffin and Ms. Tehrani’s subjective evaluation.

•Aviation. Mr. Thomas’ subjective component was determined in light of the Aviation segment's performance, for which he is the Group President. The Aviation segment exceeded the two segment-specific metrics, revenue and adjusted operating profit, helping to drive the business to its highest revenue in 2022. The successful implementation of business awards, integration of legacy businesses and new acquisitions, expansion of maintenance, repair, and overhaul services, and integration success of prior acquisitions also contributed to the Compensation Committee’s maximum achievement recommendation for Mr. Thomas’ subjective evaluation.

•Fleet. Mr. Wheeler’s subjective component was determined in light of the Fleet segment's performance, for which he is the Group President. The Fleet segment has continued to execute on a revenue diversification strategy which is essential to the long-term growth prospects of the segment. The segment capitalized on ongoing supply chain disruptions in its market which led to exceeding the two specific-segment metrics, revenue and adjusted operating profit. Additionally, the Fleet segment began implementation of the expansion into a new e-commerce center of excellence outside of Memphis, Tennessee in order to support long-term continued growth. Considering these dynamics, the Compensation Committee recommended the maximum achievement level for Mr. Wheeler’s subjective evaluation.

No subjective evaluation was conducted for Mr. Moore due to his departure from VSE prior to the Compensation Committee's review of 2022 AIP performance.

As a result of the achievement levels with respect to the AIP metrics described above, the Compensation Committee recommended, and the Board approved, the following 2022 AIP payouts for each NEO (other than Mr. Moore):

Name (1)	2022 Base Salary	Target ($)	Total Actual 2022 AIP Payout	Actual as a % of Target	Actual as a % of Salary
John A. Cuomo	$800,000	$800,000	$935,965	117%	117%
Stephen D. Griffin	$430,000	$279,500	$412,800	148%	96%
Farinaz Tehrani	$350,000	$175,000	$248,500	142%	71%
Chad M. Wheeler	$377,731	$188,866	$283,298	150%	75%
Benjamin Thomas	$348,000	$174,000	$261,000	150%	75%
1.In connection with his departure from VSE on December 31, 2022, Mr. Moore forfeited his 2022 AIP opportunity but received a cash severance payment, as further described below.

Long-term Incentive Award
Each year, we grant NEOs long-term incentive awards in the form of equity and cash-based awards. The two components of the Company’s 2022 long-term incentive program are the LTI Program and our Deferred Supplemental Compensation Plan (“DSC Plan”). The Compensation Committee determines the amount of these awards, as well as the mix or weighting of these awards.

Long-term Incentive Equity Program
Similar to 2021, NEOs were eligible to receive restricted stock units, consisting of both service-based restricted stock units ("RSUs") that vest over a three-year vesting period and performance-based RSUs ("PRSUs") that are earned based on performance over three individual performance years during a three-year performance period. The RSU and PRSU awards comprise our current long-term incentive equity program for our NEOs (the “LTI Program”). Service-based RSUs provide a retention incentive, and PRSUs both provide a retention incentive and tie compensation to adjusted Return on Equity (“ROE”). The following illustrates VSE’s 2022 LTI Program structure:

When considering the total long-term equity-based incentive award amount granted to each NEO, the Compensation Committee generally reviews the comparison to the peer group, the relative value of each compensation element, VSE’s recent performance, the expense of such awards, and the impact on dilution.

Time-based RSUs. The Compensation Committee grants time-based RSUs to assist in retaining NEOs and increase their stock ownership, which further aligns our NEOs’ interests with those of stockholders. The time-based RSUs represent between 40% and 42% of the total annual long-term equity incentive awards for the NEOs.

The following table sets forth the time-based RSUs that were granted to the NEOs in March of 2022. The units generally vest in three equal installments in March 2023, 2024, and 2025, subject to continuous employment.

Executive	Base Salary	Target % of Salary	Target RSU Award Value	# of RSUs Granted
John A. Cuomo	$800,000	90%	$719,992	16,628
Stephen D. Griffin	$430,000	40%	$171,988	3,972
Farinaz S. Tehrani	$350,000	40%	$139,989	3,233
Chad M. Wheeler	$377,731	40%	$151,074	3,489
Benjamin Thomas	$348,000	40%	$139,210	3,215
Robert A. Moore (1)	$343,200	40%	$137,261	3,170
1.In connection with his departure from VSE on December 31, 2022, Mr. Moore forfeited his 2022 RSU award.

For 2022, based on the 2022 Peer Group Compensation data and the recommendation of NFP, the Compensation Committee increased Mr. Cuomo's time-based RSU target value from 60% of base salary to 90% of base salary to continue to align target long term incentive award values more closely with the 2022 Compensation Peer Group median. The Compensation Committee determined that this alignment would allow the Company to be market competitive, provide for awards that are intended to attract, retain and motivate the current executive officers and align executive and shareholder wealth creation over the long term.

Performance-based RSUs. The performance-based RSUs are equity awards that may be earned based on achievement with respect to pre-established financial goals. PRSUs are subject to a three-year performance period, with one-third of the opportunity eligible to vest based on adjusted ROE performance during each year of the performance period.

The 2022 PRSU award is based on the Company’s adjusted ROE performance for the three-year period from 2022 to 2024. For each year of the performance period, an adjusted ROE performance metric is set at the threshold (below which 0% of such year’s opportunity would be earned) and the maximum (at or above which 100% of such year’s opportunity would be earned), with the actual number of units earned determined based on straight-line interpolation if actual performance falls between those levels. The Compensation Committee established goals for all three performance years in the first quarter of 2022. For the 2022 performance year, the adjusted ROE goal at threshold was 6.5% and the adjusted ROE goal at maximum was 9%. ROE is calculated by dividing net income by beginning shareholders equity. For purposes of the PRSU awards for 2022, adjusted ROE reflects adjustments approved by the Compensation Committee to reflect extraordinary or non-recurring events, including items identified as part of the Company's reported adjusted EBITDA and unforeseen impacts from higher debt borrowing.

Additionally, the PRSU program includes a “catch up” opportunity for the second and third year of the performance period based on cumulative adjusted ROE performance through the end of such year. For example, after the end of the second year of the performance period, cumulative adjusted ROE performance from the beginning of the first year of the performance cycle through the end of the second year of the performance cycle will be measured. The resulting cumulative adjusted ROE percentage will then be used to determine a cumulative payout percentage (as measured against the second year adjusted ROE targets). If that cumulative payout percentage exceeds the actual number of PRSUs earned for years one and two of the performance cycle, then the excess shares will be earned by the NEO. A similar process will be applied after the end of the third year of the performance period. The number of PRSUs earned for each performance year generally vests in the first quarter of the subsequent year based on continued service.

Maximum 2022 PRSU Opportunity

In March 2022, participants were initially granted a number of unvested units equal to the maximum number of units to which a participant would be entitled to upon achievement of the performance goal at maximum. The following tables sets forth the maximum PRSU award granted to each of the NEOs in March of 2022:

Executive	Base Salary	Maximum PRSUs for 2022-2024
		% of Salary	Maximum Award Value	# of PRSUs Granted
John A. Cuomo	$800,000	130%	$1,040,000	24,018
Stephen D. Griffin	$430,000	55%	$236,500	5,462
Farinaz S. Tehrani	$350,000	55%	$192,500	4,446
Chad M. Wheeler	$377,731	55%	$207,752	4,798
Benjamin Thomas	$348,000	55%	$191,400	4,420
Robert A. Moore (1)	$343,200	55%	$188,760	4,359
1.In connection with his departure from VSE on December 31, 2022, Mr. Moore forfeited his 2022-2024 PRSU award.

For 2022, based on the 2022 Peer Group Compensation data and the recommendation of NFP, Mr. Cuomo's PRSU target value was increased from 90% of base salary to 130% of base salary to continue to align target long term incentive award values more closely with the 2022 Compensation Peer Group median. The Compensation Committee determined that this alignment would allow the Company to be market competitive, provide for awards that are intended to attract, retain and motivate the current executives officers and align executive and shareholder wealth creation over the long term.

2022-2024 PRSU Award Payouts for 2022 Performance Year

In early 2023, the Compensation Committee recommended, and the Board approved, the PRSU payouts for the 2022 performance year under the 2022-2024 PRSU awards, based on 2022 adjusted ROE performance of 10%. Based on such adjusted ROE performance, the 2022-2024 PRSU payout resulted in the NEOs (other than Mr. Moore) earning approximately 100% of the maximum number of units allocated to the 2022 performance year.

The following table details the number of PRSUs earned under the 2022-2024 PRSU awards for the 2022 performance year that generally vest in March of 2023:

Executive	Maximum Potential 2022-2024 PRSUs Vesting in 2023	Actual 2022-2024 PRSUs Vesting in 2023
	(# of Shares)	(# of Shares)
John A. Cuomo	8,006	8,006
Stephen D. Griffin	1,821	1,821
Farinaz S. Tehrani	1,482	1,482
Chad M. Wheeler	1,599	1,599
Benjamin Thomas	1,473	1,473
Robert A. Moore (1)	—	—
1.In connection with his departure from VSE on December 31, 2022, Mr. Moore forfeited his 2022-2024 PRSU award.

2021-2023 PRSU Award Payouts for 2022 Performance Year

As disclosed in last year’s proxy statement, the 2021-2023 PRSU awards are also subject to a three-year performance period, with one-third of the opportunity eligible to vest based on adjusted ROE performance during each year of the performance period. As with the 2022-2024 PRSU awards, for each year of the 2021-2023 PRSU award performance period, an adjusted ROE performance metric was set at the threshold (below which 0% of such year’s opportunity would be earned) and the maximum (at or above which 100% of such year’s opportunity would be earned), with the actual number of units earned determined based on straight-line mathematical interpolation if performance falls between those levels. The Compensation Committee established goals for all three performance years under the 2021-2023 PRSU awards in the first quarter of 2021. For the 2022 performance year under the 2021-2023 PRSU awards, the adjusted ROE goal at threshold was 8.0% and the adjusted ROE goal at maximum was 10.5%. ROE is calculated by dividing net income by beginning shareholders equity. For purposes of the PRSU awards for 2022, adjusted ROE reflects adjustments approved by the Compensation Committee to reflect extraordinary or non-recurring events, including items identified as part of the Company's reported adjusted EBITDA and unforeseen impacts from higher debt borrowing.

In early 2023, the Compensation Committee recommended, and the Board approved, the PRSU payouts for the 2022 performance year under the 2021-2023 PRSU awards, based on 2022 adjusted ROE performance of 10%, inclusive of adjustments related to higher than anticipated debt financing costs. Based on such adjusted ROE performance, the 2021-2023 PRSU payout resulted in the eligible NEOs earning approximately 80% of the maximum number of units allocated to the 2022 performance year. The cumulative “catch-up” calculation for the periods 2021-2022 did not result in any previously unvested shares being awarded to any NEO.

Executive	Maximum Potential 2021-2023 PRSUs Vesting in 2023	Actual 2021-2023 PRSUs Vesting in 2023
	(# of Shares)	(# of Shares)
John A. Cuomo	5,160	4,128
Stephen D. Griffin	1,770	1,416
Farinaz S. Tehrani	1,347	1,078
Chad M. Wheeler	1,672	1,338
Benjamin Thomas	1,328	1,062
Robert A. Moore (1)	—	—
1.In connection with his departure from VSE on December 31, 2022, Mr. Moore forfeited the unvested portion of his 2021-2023 PRSU award.

Deferred Supplemental Compensation Plan

VSE has a non-qualified Deferred Supplemental Compensation Plan (“DSC Plan”) for certain VSE officers, including NEOs and other key management representatives. The objective of the DSC Plan is to compensate executives for their contribution to VSE’s profitability. The DSC Plan provides, at the Board’s discretion, for an incentive pool to be created through an annual contribution to the plan subject to two requirements: (1) that the annual funding of the plan not exceed 12% of VSE’s consolidated net income for the year, and (2) that a DSC award not exceed 15% of the participant’s annual salary. Each participant’s potential allocation from the annual contribution bears the same percentage of the annual contribution as that participant’s salary bears to the total annual participant salaries.

Benefits are payable to participants on retirement or resignation, subject to the vesting schedule described below, a two-year non-competition agreement and other plan provisions, or on a change of control of VSE as described below. The Board believes the vesting schedule and completion of the non-competition agreement prior to receiving a distribution create an additional benefit of promoting executive retention. In general, an NEO’s account under the DSC Plan vests based on the NEO’s years of service with the Company, as follows:

Years of Service	Percent Vest
0 to 2	0%
3	50%
5	100%

The DSC Plan pool for 2022 is approximately $397,340 which equals 15.0% of the cumulative salaries of the 2022 DSC Plan participants. The following illustrates the actual allocation received by the NEOs in 2022:

		2022 DSC Plan Allocation
		(Outcomes)
Executive	Base Salary	% of Salary	Award Value
John A. Cuomo	$800,000	15.0%	$120,000
Stephen D. Griffin	$430,000	15.0%	$64,500
Farinaz S. Tehrani	$350,000	15.0%	$52,500
Chad M. Wheeler	$377,731	15.0%	$56,660
Benjamin Thomas	$348,000	15.0%	$52,200
Robert A. Moore (1)	$343,200	15.0%	$51,480
1.In connection with his departure from VSE on December 31, 2022, Mr. Moore received the full DSC Plan contribution for 2022.

Other Compensation

In addition to the elements of total direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract, motivate, and retain executives critical to our long-term success and to provide a competitive compensation structure. VSE executive officers, including the NEOs, are eligible to participate in the VSE Employee 401(k) Plan, which is an Internal Revenue Service qualified plan available to all eligible employees. During 2022, VSE paid a 401(k) matching contribution equal to 100% of the employee deferral on the first 3% of the employee pay deferred and 50% of the employee deferral on the next 2% of the employee pay deferred, with all such contributions fully vested when made. Specific amounts contributed to the VSE 401(k) Plan on behalf of the NEOs are included in the “2022 Summary Compensation Table” under the heading “All Other Compensation” set forth below.

We offer an employee stock purchase plan to our employees (including the NEOs) that generally allows participants to purchase VSE common stock at a discount. We believe this plan further enhances the alignment between the interests of our employees (including our NEOs) with those of our stockholders.

Employment Agreements and Severance Arrangements

During 2022, the Company was a party to employment agreements with each of the NEOs. These agreements provide for severance benefits that are payable upon a termination without “cause” or for “good reason,” either prior to or in connection with a change in control of the Company. In general, the severance provisions under our agreements are designed to promote stability and continuity of senior management. The actual severance benefits set forth in the employment agreements were determined based on the Compensation Committee’s judgment and advice received by the Compensation Committee from its independent compensation consultant. Information regarding the key terms of these agreements is summarized in the “Executive Compensation” section below under the caption “Potential Payments Upon Termination or Change in Control.”

On December 31, 2022, the Company entered into a separation and release agreement with Mr. Moore in connection with his departure from VSE effective December 31, 2022. Pursuant to the separation and release agreement, in addition to certain accrued compensation and benefits, and in consideration of a release of claims in favor of the Company, Mr. Moore received the severance benefit to which he was contractually entitled under his employment agreement as a result of his termination without “cause”; specifically, we paid him a lump sum cash amount equal to $343,200. Because VSE elected to impose an 18-month non-competition and non-solicitation period under Mr. Moore’s employment agreement, this amount equated to 12 months of his base salary. Pursuant to the terms of the DSC Plan, he was also entitled to receive the vested portion of his DSC Plan balance, valued at approximately $91,740 as of the date of his separation, which amount is payable on December 31, 2024, provided that he complies with the restrictive covenants set forth in the DSC Plan through such date.

Stock Ownership Guidelines

The Compensation Committee believes that meaningful stock ownership by our officers is important in aligning management’s interests with the interests of our stockholders. We have implemented stock ownership guidelines that require our continuing NEOs to maintain consistent ownership of VSE common stock based on a multiple of the executive’s annual base salary as set forth below:

Name	Ownership Requirement
John A. Cuomo	5x base salary
Stephen D. Griffin	3x base salary
Farinaz S. Tehrani	3x base salary
Chad M. Wheeler	3x base salary
Benjamin Thomas	3x base salary

Clawback Policy

We have adopted a compensation recovery policy that applies to “officers” of the Company (for purposes of Section 16 of the Exchange Act). Pursuant to this policy, the Board may direct the Company to recover any or all bonuses, incentive-based compensation and equity-based compensation awarded or paid to a current or former employee who was a Section 16 officer at the time of the award, in the event of a material misstatement of the Company’s previously reported financial results that occurred within three years preceding the date on which the Company is required to prepare a restatement. In view of the SEC’s recent promulgation of final Dodd-Frank Act clawback rules, we expect to review and consider changes to our clawback provisions.

Hedging and Pledging Policy

We consider it inappropriate for any director, officer or participant in VSE’s long-term incentive plan to engage in any transaction in which they may profit from short-term speculative swings in the value of VSE’s securities or pledge our Stock in lending transactions. Accordingly, our policy prohibits these individuals from engaging in transactions designed to hedge or offset any decrease in the market value of VSE common stock that they own, including, among other things, the purchase or sale of put and call options, short sales and pledging VSE’s securities as collateral.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation Committee has reviewed the preceding Compensation Discussion and Analysis and discussed its contents with VSE management. Based on the review and discussions, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in the Proxy Statement and, through incorporation by reference, in our Annual Report on Form 10-K for the year ended December 31, 2022.

Compensation Committee:	John E. Potter, Chair
Lloyd E. Johnson
Calvin S. Koonce
Bonnie K. Wachtel
Mark E. Ferguson III

EXECUTIVE COMPENSATION

2022 Summary Compensation Table

The table below summarizes the total compensation of each of the NEOs in each of the last three fiscal years, as applicable.

Name and Principal Position ________________ (a)	Year _____ (b)	Salary ($) ________ (c)	Bonus ($) ________ (d)	Stock Awards ($) (1) _________ (e)	Option Awards ($) ______ (f)	Non-Equity Incentive Plan Compensation ($) (2) _____________ (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) _____________ (h)	All Other Compensation ($) (3) _____________ (i)	Total ($) __________ (j)
John A. Cuomo CEO and President	2022	800,000	—	1,759,972	—	935,965	—	127,854	3,623,791
	2021	712,400	—	972,458	—	549,707	—	113,938	2,348,503
	2020	685,000	—	305,500	—	207,141	—	230,600	1,428,241
Stephen D. Griffin Senior Vice President and Chief Financial Officer	2022	430,000	—	408,492	—	412,800	—	75,118	1,326,410
	2021	400,000	75,000	347,016	—	177,115	—	143,156	1,142,287
	2020	41,667	150,000	480,834	—	10,444	—	127,543	810,488
Farinaz S. Tehrani Senior Vice President, Chief Legal Officer and Corporate Secretary (4)	2022	350,000	—	332,501	—	248,500	—	52,500	983,501

Chad M. Wheeler President, Fleet Segment	2022	377,731	—	358,827	—	283,298	—	68,860	1,088,716
	2021	377,731	—	327,673	—	102,781	—	68,260	876,445
	2020	377,731	—	75,546	—	78,347	—	150,434	682,058
Benjamin A. Thomas President, Aviation Segment (4)	2022	348,000	—	330,596	—	261,000	—	62,601	1,002,197
	2021	300,000	—	260,242	—	227,580	—	90,810	878,632

Robert A. Moore Former President, Federal and Defense Segment (5)	2022	343,200	—	326,006	—	—	—	355,400	1,024,606
	2021	343,200	—	297,727	—	98,446	—	63,080	802,453
	2020	330,000	—	66,000	—	133,817	—	131,000	660,817
Notes to 2022 Summary Compensation Table

1.The amounts reported in column (e) for 2022 represent stock awards granted under our 2006 Restricted Stock Plan. The amounts in this column reflect the aggregate grant date fair values of RSU and PRSU awards computed in accordance with FASB ASC Topic 718. The amounts with respect to PRSU awards reflect the values at the grant date based on the probable outcome of the applicable performance conditions. Such values are determined based on the target award amounts, and no additional PRSUs will be earned for achievement above the target level. The assumptions used to value these awards can be found in Note 10 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

2.The amounts reported in column (g) for 2022 represent amounts earned by the NEOs under the 2022 AIP, discussed above under “Compensation Discussion and Analysis—2022 Components of Executive Compensation—Annual Incentive Award.”

3.The amounts reported in column (i) include 401(k) plan matching contributions allocated to each NEO's account for 2022 pursuant to the VSE Employee 401(k) Plan discussed above under “Compensation Discussion and Analysis—2022 Components of Executive Compensation—Other Compensation” (Mr. Cuomo - $7,854; Mr. Griffin - $10,618; Ms. Tehrani - $0; Mr. Wheeler - $12,200; Mr. Thomas - $10,401; and Mr. Moore - $12,200). Also included in column (i) is the amount allocated to each NEO's account for 2022 under the DSC Plan. See discussion above under “Compensation Discussion and Analysis—2022 Components of Executive Compensation—Deferred Supplemental Compensation Plan” (Mr. Cuomo - $120,000; Mr. Griffin - $64,500; Ms. Tehrani - $52,500; Mr. Wheeler - $56,660; and Mr. Thomas - $52,200). Following Mr. Moore’s termination as an employee on December 31, 2022, he received a lump sum cash severance payment of $343,200; this amount is reflected in column (i).

4.Ms. Tehrani became VSE's Senior Vice President, Chief Legal Officer and Corporate Secretary on August 16, 2021, and Mr. Thomas became the President of VSE's Aviation Segment on October 12, 2020. No information is provided for Ms. Tehrani for years prior to 2022 or for Mr. Thomas for years prior to 2021, because such NEOs were not NEOs at any point prior to such years.
5.Mr. Moore ceased serving as President of our Federal and Defense Segment and separated from employment on December 31, 2022.

2022 Grants of Plan-Based Awards Table

The table below reports all grants of plan-based awards to each of the NEOs for the year ended December 31, 2022.

Name ________ (a)	Award Type ________	Grant Date ________ (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (#/$)(3) ________ (i)	Grant Date Fair Value of Stock and Option Awards ($)(4) _________ (l)
			Threshold ($) _________ (c)	Target ($) _________ (d)	Maximum ($) _________ (e)	Threshold (#) _________ (f)	Target (#) _________ (g)	Maximum (#) _________ (h)
John A. Cuomo	PRSU	3/11/22	—	—	—	—	24,018	—	—	1,039,979
	RSU	3/11/22	—	—	—	—	—	—	16,628	719,992
	2022 AIP		120,000	800,000	1,000,000	—	—	—	—	—
Stephen D. Griffin	PRSU	3/11/22	—	—	—	—	5,462	—	—	236,505
	RSU	3/11/22	—	—	—	—	—	—	3,972	171,988
	2022 AIP		64,500	279,500	473,000	—	—	—	—	—
Farinaz S. Tehrani	PRSU	3/11/22	—	—	—	—	4,446	—	—	192,512
	RSU	3/11/22	—	—	—	—	—	—	3,233	139,989
	2022 AIP		42,000	175,000	280,000	—	—	—	—	—
Chad M. Wheeler	PRSU	3/11/22	—	—	—	—	4,798	—	—	207,753
	RSU	3/11/22	—	—	—	—	—	—	3,489	151,074
	2022 AIP		45,328	188,866	302,185	—	—	—	—	—
Benjamin A. Thomas	PRSU	3/11/22	—	—	—	—	4,420	—		191,386
	RSU	3/11/22	—	—	—	—	—	—	3,215	139,210
	2022 AIP		41,760	174,000	278,400	—	—	—	—	—
Robert A. Moore (5)	PRSU	3/11/22	—	—	—	—	4,359	—	—	188,745
	RSU	3/11/22	—	—	—	—	—	—	3,170	137,261
	2022 AIP		41,184	171,600	274,560	—	—	—	—	—
Notes to Grants of Plan-Based Awards Table
1.The amounts reported in these columns represent possible payouts to the NEOs under the 2022 AIP, as further described above under “Compensation Discussion and Analysis—2022 Components of Executive Compensation—Annual Incentive Award."
2.The amounts in the “Target” column relate to PRSUs which are subject to performance goals and represent the full amount of the award assuming maximum achievement. The PRSUs are subject to a three-year performance period, with one-third of the opportunity eligible to vest based on ROE performance during each year of the performance period, and a potential “catch-up” number of PRSUs eligible to vest following the second and third years of the performance period. Any amount earned with respect to an applicable performance year generally vests in March of the immediately following year. The PRSUs do not have a “Threshold” level of attainment, as the amount earned for each performance year is determined based on straight-line interpolation from 0% to 100%, depending on performance achievement. The PRSUs do not have a “Maximum” level of attainment, as an NEO cannot earn PRSUs in excess of the “Target” award. For further information regarding the terms of these awards, see “Compensation Discussion and Analysis—2022 Components of Executive Compensation—Long-Term Incentive Awards.”
3.Amounts in this column represent the number of RSUs that were awarded during fiscal 2022, which generally vest in substantially equal installments in March 2023, 2024 and 2025.
4.Amounts represent the grant date fair value of stock awards granted in 2022, computed in accordance with FASB ASC Topic 718. For PRSUs, the value represents the value at the grant date based on the probable outcome of the performance conditions.
5.Mr. Moore's equity awards were forfeited in connection with his separation in December 2022.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

See “Compensation Discussion and Analysis” above for a description of the 2022 AIP and the 2022 RSU and PRSU awards pursuant to which the amounts listed in the “2022 Grants of Plan-Based Awards” table were paid or awarded and the criteria for such payments and awards. For information regarding our individual agreements with the NEOs, see the section below titled “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2022 Fiscal Year End Table

The table below reports all outstanding equity awards for each of the NEOs as of December 31, 2022.

		Stock awards
Name _______________________ (a)	Grant Date ________	Number of Shares or Units of Stock That Have Not Vested (#) ______________ (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) ______________ (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) ______________ (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) ______________ (j)
John A. Cuomo	3/11/22	8,006(2)	375,321	16,012(3)	750,643
	3/11/22	16,628(4)	779,521	—	—
	3/8/21	4,128(5)	193,521	7,481(6)	350,709
	3/8/21	6,880(7)	322,534	—	—
	1/1/20	(8)	101,834	—	—
Stephen D. Griffin	3/11/22	1,820(2)	85,322	3,642(3)	170,737
	3/11/22	3,972(4)	186,207	—	—
	3/18/21	1,416(5)	66,382	2,567(6)	120,341
	3/18/21	2,575(7)	120,716	—	—
Farinaz S. Tehrani	3/11/22	1,482(2)	69,476	2,964(3)	138,952
	3/11/22	3,233(4)	151,563	—	—
	8/13/21	1,078(5)	50,537	1,953(6)	91,557
	8/13/21	6,860(7)	321,597	—	—
Chad M. Wheeler	3/11/22	1,599(2)	74,961	3,199(3)	149,969
	3/11/22	3,489(4)	163,564	—	—
	3/8/21	1,338(5)	62,725	2,424(6)	113,637
	3/8/21	2,432(7)	114,012	—	—
	1/1/20	(8)	25,182	—	—
Benjamin A. Thomas	3/11/22	1,473(2)	69,054	2,947(3)	138,155
	3/11/22	3,215(4)	150,719	—	—
	3/8/21	1,062(5)	49,787	1,926(6)	90,291
	3/8/21	1,931(7)	90,525	—	—
	1/1/20	(8)	19,667	—	—
Robert A. Moore (9)		—	—	—	—

Notes to Outstanding Equity Awards Table
1.For the 2022 and 2021 RSU and PRSU awards, the amounts shown are based on the closing price of the stock on December 30, 2022, of $46.88. Supplemental restricted stock awards and performance-based restricted stock awards granted prior to 2021 are denominated in dollars and convert into restricted stock based on the fair market value (closing market price) of VSE Stock at the date of conversion (generally after vesting). Accordingly, the number of unvested shares underlying such awards as of December 31, 2021 is not determinable. The amount set forth in column (h) with respect to each such award represents the earned (based on the level of performance achieved over the applicable performance period, to the extent applicable) and unvested dollar value that has not yet vested or been converted into shares as of December 31, 2022.
2.This amount reflects the portion of the 2022-2024 PRSU award that was earned based on achievement of the applicable performance goals for the 2022 performance year and will generally vest on March 31, 2023.
3.These amounts reflect (A) the portion of 2022 PRSU awards that can be earned based on the achievement of one-year cumulative ROE performance as of the end of the 2023 performance year (up to 8,006 for Mr. Cuomo, 1,821 for Mr. Griffin, 1,482 for Ms. Tehrani, 1,599 for Mr. Wheeler and 1,473 for Mr. Thomas), plus (B) the portion of the 2022 PRSU awards that can be earned based on achievement of one-year and three-year cumulative ROE performance as of the end of the 2024 performance year (the remainder of the amount reported for each NEO). The amount actually earned with respect to each such performance year will generally vest on March 31 of the immediately following fiscal year. Amounts reported reflect the maximum number of shares that may be earned under the awards for the remainder of the performance period. For more information regarding the terms of these awards, see “Compensation Discussion and Analysis—2022 Components of Executive Compensation—Long-Term Incentive Awards.”
4.These amounts represent RSU awards granted in 2022 that generally vest in substantially equal installments on March 31, 2023, March 31, 2024, and March 31, 2025.
5.This amount reflects the portion of the 2021-2023 PRSU award that was earned based on achievement of the applicable performance goals for the 2022 performance year and will generally vest in March 2023.
6.These amounts reflect the portion of 2021 PRSU awards that can be earned based on the achievement of one-year and three-year cumulative ROE performance as of the end of the 2023 performance year. The amount actually earned will generally vest in March 2024. For more information regarding the terms of these awards, see “Compensation Discussion and Analysis—2022 Components of Executive Compensation—Long-Term Incentive Awards.”
7.These amounts represent RSU awards granted in 2021 that generally vest (or vested) in substantially equal installments in March 2022, 2023, and 2024.
8.Represents supplemental restricted stock awards and the earned and unvested portion of performance-based restricted stock awards granted in 2020 that will generally vest (or vested) in substantially equal annual installments over three years.
9.In connection with Mr. Moore's separation agreement, all unvested PRSUs, RSUs and performance-based restricted stock awards were forfeited.

2022 Option Exercises and Stock Vested

The following table reports stock awards vested for the NEOs during the fiscal year ended December 31, 2022.

	Stock Awards
Name ____________________________________________________ (a)	Number of Shares Acquired on Vesting (#) (1) _______________________ (d)	Value Realized on Vesting ($) ___________________ (e)
John A. Cuomo	31,038	1,339,678
Stephen D. Griffin	7,680	366,043
Farinaz S. Tehrani	4,441	201,311
Chad M. Wheeler	3,924	176,794
Benjamin A. Thomas	2,416	110,093
Robert A. Moore	2,752	125,440

Notes to Option Exercises and Stock Vested Table
1.The number of shares acquired pursuant to the Restricted Stock Plan on vesting reported in column (d) includes shares withheld for the minimum amount of taxes required to be withheld by the Company under applicable law, as follows: Mr. Cuomo, 11,366 shares; Mr. Griffin, 2,302 shares; Ms. Tehrani, 1,407 shares; Mr. Wheeler, 1,055 shares; Mr. Thomas, 574 shares; and Mr. Moore, 655 shares. The value realized on vesting reported in column (e) represents the number of vested shares acquired valued at the closing market price for VSE Stock on the vesting date, including the shares withheld for the minimum amount of taxes required to be withheld by the Company under applicable law.

2022 Pension Benefits

VSE does not provide defined benefit pension arrangements or post-retirement health coverage for executives or other employees.

2022 Non-Qualified Deferred Compensation

The following table provides information related to potential benefits payable to each NEO under VSE’s DSC Plan or Restricted Stock Plan as of and for the year ended December 31, 2022.

Name (1) ________________ (a)	Plan _____________	Executive Contributions in Last FY ($) ____________ (b)	VSE Contributions in Last FY (2) ($) ___________ (c)	Aggregate Earnings in Last FY (2) ($) ____________ (d)	Aggregate Withdrawals/ Distributions (3) ($) ___________ (e)	Aggregate Balance at Last FYE (3)(4) ($) ____________ (f)
John A. Cuomo	DSC Plan	—	120,000	(154,196) (5)	—	1,038,666 (5)
Stephen D. Griffin	DSC Plan	—	64,500	(13,562)	—	133,619
	Restricted Stock Plan	~~—~~	—	—	242,700	~~—~~
Farinaz S. Tehrani	DSC Plan	—	52,500	255	—	52,755
Chad M. Wheeler	DSC Plan	—	56,660	(156,127)	—	1,015,573
Benjamin A. Thomas	DSC Plan	—	52,200	(11,373)	—	110,778
Robert A. Moore	DSC Plan	—	—	(11,971)	—	171,540

Notes to Non-Qualified Deferred Compensation Table
1.Mr. Cuomo, Mr. Griffin, Ms. Tehrani, Mr. Wheeler, Mr. Thomas and Mr. Moore have been participants for approximately 4 years, 2 years, 2 years, 12 years, 2 years and 3 years, respectively.
2.Amounts reported in column (c) are reported in the 2022 Summary Compensation Table in the “All Other Compensation” column. Aggregate earnings reported in column (d) are not reported in the 2022 Summary Compensation Table.
3.The amount in column (e) reflects the value of 5,000 vested but deferred shares that were distributed to Mr. Griffin on November 9, 2022, based on the closing price of our Stock on such date ($48.54).
4.Amounts reported in column (f) for the DSC Plan include aggregate contributions that were reported as compensation to the NEOs in our Summary Compensation Tables for previous years and aggregate earnings that were not reported as compensation. Aggregate contributions to the DSC Plan previously reported in the Summary Compensation Tables for the years 2008 through 2022, the period for which plan records identifying contributions to individual participants are available, and aggregate earnings (losses) for the same period, were as follows:

Name	Aggregate Company Contributions ($)	Aggregate Earnings ($)
John A. Cuomo	665,260	68,096
Stephen D. Griffin	143,086	(9,467)
Farinaz S. Tehrani	52,500	255
Chad M. Wheeler	836,753	178,820
Benjamin A. Thomas	118,149	(7,271)
Robert A. Moore	183,480	(11,940)

5.Amounts in these columns include amounts relating to contributions by Mr. Cuomo that were inadvertently omitted from our Non-Qualified Deferred Compensation tables in prior proxy statements.

Narrative to Non-Qualified Deferred Compensation Table

The DSC Plan is a non-qualified, noncontributory plan that was originally adopted by the Board in 1994. The DSC Plan provides, at the Board’s discretion, for an annual contribution to the plan not to exceed 12% of our consolidated net income for the year. Each officer’s allocation from the annual contribution bears the same percentage to the annual contribution as that officer’s salary bears to total annual participant salaries. For 2022 an annual contribution of 15% of salary ($392,360) for the executive management team was authorized and allocated to 6 participant accounts, including a total of approximately $345,860 allocated to the NEOs’ accounts.

Benefits under the DSC Plan are payable to the participant on retirement or resignation, subject to a vesting schedule, non-competition agreement, and other plan provisions, or if a change of control of VSE occurs. Our contributions to the DSC Plan are irrevocable and are used to pay benefits under the plan, subject to the claims of our general creditors.

Our annual contribution to the DSC Plan is deposited in a plan trust. The aggregate annual contribution is allocated for the benefit of each of the participants and credited to each of their respective employer contribution accounts. Participants make investment elections for their respective account balances and annual contributions from a group of life insurance (COLI) investment funds managed by Lincoln Financial Group. For more information regarding the terms of the DSC Plan, see above under “Executive Compensation Components-Long-Term Incentive Compensation.”

Potential Payments Upon Termination or Change in Control

The following table sets forth potential payments to our NEOs on termination of employment or a change in control of VSE, other than with respect to Mr. Moore, whose actual arrangement in connection with his 2022 separation is described below in this section. The amounts shown assume that such termination and (as applicable) change in control was effective as of December 30, 2022 (the last business day of our 2022 fiscal year) and that the share price at the time of termination was the closing price of our stock on December 30, 2022 ($46.88), and are estimates of the amounts that would be paid to the NEOs on their termination. The actual amounts to be paid can only be determined at the time of such NEOs’ separation from VSE or any of our subsidiaries.

Potential Payments Upon Termination or Change in Control Table (1)

Name	Benefit	Termination Without Cause ($)	Termination on Change of Control ($)
John A. Cuomo	Cash Severance	3,200,000	3,600,000
	DSC Plan	1,038,666	1,038,666
	Equity Awards	2,813,654	2,813,654
Stephen D. Griffin	Cash Severance	645,000	1,419,000
	DSC Plan	133,619	133,619
	Equity Awards	731,809	731,809
Farinaz S. Tehrani	Cash Severance	525,000	700,000
	DSC Plan	72,443	72,443
	Equity Awards	807,930	807,930
Chad M. Wheeler	Cash Severance	566,597	755,462
	DSC Plan	1,015,573	1,015,573
	Equity Awards	684,455	684,455
Benjamin A. Thomas	Cash Severance	522,000	696,000
	DSC Plan	110,778	110,778
	Equity Awards	592,681	592,681
1.The table excludes information with respect to contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of executive officers and that are available generally to all salaried employees (for example, qualified benefit plan distributions and payment for unused vacation pay). For information regarding the amounts set forth in this table, see the narrative discussion below.

Narrative to Potential Payments Upon Termination or Change in Control Table

Employment Agreements with Continuing Named Executive Officers

During 2022, we were party to employment agreements with each of our continuing NEOs. The key terms of these employment agreements (which include customary confidentiality, non-competition, non-solicitation, and non-disparagement restrictive covenants) are summarized in the table below:

Key Terms	Mr. Cuomo	Mr. Griffin	Ms. Tehrani	Mr. Wheeler	Mr. Thomas
Initial Agreement Term	January 1, 2022 – January 1, 2025	January 1, 2022 – January 1, 2024	August 16, 2021 – August 16, 2023	January 1, 2022 – January 1, 2024	January 1, 2022 – January 1, 2024
Minimum Base Salary	$800,000	$430,000	$350,000	$377,731	$348,000
Annual Cash Incentive	Participates with target of at least 100% of base salary	Participates with target of at least 65% of base salary	Participates	Participates	Participates
Long-Term Incentive	Participates with target annual award opportunity of at least 220% of base salary	Participates	Participates	Participates	Participates
Other Benefits	Participation in employee benefit plans (including DSC Plan) and other customary fringe benefits (“Other Benefits”)	Other Benefits	Other Benefits	Other Benefits	Other Benefits
1.At the end of the initial term of each agreement and on each anniversary thereafter, unless VSE gives the executive 60 days written notice (or 120 days for Mr. Cuomo) that the term will not be extended, the term will be extended for an additional year.

Under the terms of an NEO's employment agreement, each continuing NEO is entitled to certain payments and benefits in the event of certain termination circumstances. These payments and benefits are summarized below. In general, payment of these amounts is contingent upon the NEO’s execution and non-revocation of a release of claims in favor of VSE.

Qualifying Termination (1) with no Change in Control (2)	Qualifying Termination During Change in Control Period (3)
For Mr. Cuomo—a lump sum in cash equal to two times the sum of his annual base salary and target annual cash incentive award (without regard to any reduction thereto)
For Messrs. Cuomo and Griffin—a lump sum in cash equal to two times (or, for Mr. Cuomo, 2.25 times) the sum annual base salary and target annual cash incentive (without regard to any reduction thereto)

For Other Continuing NEOs—a lump sum in cash equal to 1.5 times the executive’s annual base salary (without regard to any reduction thereto)
For Messrs. Wheeler and Thomas and Ms. Tehrani—a lump sum in cash equal to (A) 1.5 times annual base salary (without regard to any reduction thereto) plus (B) one times target annual cash incentive (without regard to any reduction thereto)

For All Continuing NEOs—a lump sum in cash equal to the executive’s accrued but unvested benefits under the DSC Plan	For All Continuing NEOs—a lump sum in cash equal to the executive’s accrued but unvested benefits under the DSC Plan

For All Continuing NEOs—outstanding and unvested time-based and performance-based restricted stock, RSUs or similar rights to acquire capital stock of VSE will vest in full (with performance-based awards vesting at target)

1.“Qualifying Termination” is the termination of the executive’s employment by VSE other than due to “Cause” (as defined in the employment agreements), death or disability (including by providing notice that the employment term will not be extended), or by the executive for “Good Reason” (as defined in the employment agreements).

2.“Change in Control” has the meaning assigned to such term in the employment agreements.

3.The “Change in Control Period” is the period within two years after a Change in Control, or, for Mr. Cuomo only, within 8 months before a Change in Control.

Under Mr. Cuomo’s employment agreement, VSE may elect to continue making payments to him equivalent to his annual base salary for a period of time equivalent to the period of certain of his non-competition covenants under the employment agreement in other termination scenarios.

Each employment agreement includes a “best net” provision, which generally provides that if certain severance payments are subject to excise tax under Section 280G of the Internal Revenue Code, the payments will be reduced to the greatest amount that could be paid without giving rise to such excise tax, unless the executive would be in a better after-tax position after receiving all payments and paying any applicable excise tax.

Arrangements with Mr. Moore, Former Group President, Federal & Defense Segment

During his employment with the Company, VSE was party to an employment agreement with Mr. Moore that set forth the basic terms of his employment. Pursuant to his employment agreement, on a termination of Mr. Moore’s employment with VSE without "cause" (as defined in his employment agreement), in addition to certain accrued compensation and benefits, Mr. Moore would be entitled to receive, generally subject to the execution of a release agreement and compliance with customary restrictive covenants, a severance payment equivalent to the monthly average of his base salary for the preceding 12 months or 18 months (depending upon the non-solicitation and non-competition period selected by the Company). We would have provided similar benefits to Mr. Moore if he terminated his employment for “good reason” (as defined in his employment agreement). If a “change in control” (as defined in Mr. Moore’s employment agreement) resulted in VSE or its successor rejecting Mr. Moore’s employment within two years after the change in control, Mr. Moore would have been entitled to a payment in an amount equal to one year of his base salary, plus any bonus that had been earned but not paid. Severance payments under Mr. Moore’s employment agreement were generally subject to Mr. Moore’s execution of a release of claims in favor of the Company. The employment agreement also includes customary confidentiality, non-competition and non-solicitation provisions.

On December 31, 2022, the Company entered into a separation and release agreement with Mr. Moore in connection with his departure from VSE effective December 31, 2022. Pursuant to the separation and release agreement, in addition to certain accrued compensation and benefits, and in consideration of a release of claims in favor of the Company, Mr. Moore received the severance benefit to which he was contractually entitled under his employment agreement as a result of his termination without “cause”. Specifically, we paid him a lump sum cash amount equal to $343,200, which represented 12 months of his base salary, and was based on VSE's election to impose an 18-month non-competition and non-solicitation period under Mr. Moore’s employment agreement. Pursuant to the terms of the DSC Plan, he was also entitled to receive the vested portion of his DSC Plan balance, valued at approximately $91,740 as of the date of his separation, which amount is payable on December 31, 2024, provided that he complies with the restrictive covenants set forth in the DSC Plan through such date.

Pay Ratio Disclosure

The following information about the relationship between the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than the CEO and the annual total compensation of Mr. Cuomo, our CEO and President (and Principal Executive Officer or “PEO”), is provided in compliance with the requirements of Item 402(u) of Regulation S-K of the Exchange Act. Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus we view this pay ratio disclosure as a reasonable estimate. The Company believes its compensation philosophy and process yield an equitable result and is presenting such information for 2022 in accordance with the required disclosure as follows:

Median Employee 2022 annual total compensation	$64,025
Mr. Cuomo (“PEO”) 2022 annual total compensation	$3,623,791
Ratio of PEO to Median Employee annual total compensation	57:1

For purposes of this pay ratio disclosure, 2022 PEO annual total compensation represents the total compensation reported for Mr. Cuomo under the “2022 Summary Compensation Table.” To determine the 2022 annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
In determining the median employee, a listing was prepared of all full time, part time, seasonal and temporary employees (other than the PEO) of the Company and our consolidated subsidiaries as of December 31, 2022. Wages and salaries for 2022 (our consistently applied compensation measure) were annualized for those employees that were not employed for the full year of 2022 (other than temporary and seasonal employees), without creating full-time equivalencies, based on reasonable assumptions and estimates relating to our employee compensation program. The median employee was determined based on the annualized list. As of December 31, 2022, the Company employed 2,002 persons, of which 528 have wages determined by the Service Contract Act. Additionally, we employ a diverse range of employees, many of whom live and work in lower cost of living areas other than the Washington, D.C. Metropolitan area.

Pay Versus Performance

The following table, and the disclosure that follows, provides information regarding the compensation of our principal executive officer (“PEO”) and the average compensation of our other named executive officers (“non-PEO NEOs”) as reported in the Summary Compensation Table for the past three fiscal years, their “compensation actually paid” as calculated pursuant to recently adopted SEC rules, and certain performance measures.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensa-tion Table Total for PEO ($) (1)	Compensa-tion actually Paid to PEO ($) (1) (2)	Average Summary Compensa-tion Table Total for Non-PEO NEOs ($) (1)	Average Compensa-tion Actually Paid to Non-PEO NEOs ($)(1) (2)	Total Shareholder Return (3)	Peer Group Total Shareholder Return (4)	Net Income ($) (5)	Adjusted ROE (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	3,623,791	3,175,331	1,085,086	895,314	127.02	111.54	28,063,000	9.98%
2021	2,348,503	3,085,979	970,465	1,000,181	163.58	95.03	7,966,000	8.40%
2020	1,428,241	1,055,425	690,055	717,537	102.53	83.93	(5,171,000)	8.70%
1.Mr. Cuomo was our PEO for the full year for each of fiscal years 2022, 2021 and 2020. For fiscal 2022, our non-PEO NEOs were Messrs. Griffin, Wheeler, Thomas and Moore and Ms. Tehrani. For fiscal year 2021, our non-PEO NEOs were Messrs. Griffin, Wheeler, Thomas, and Moore and Thomas M. Kiernan. For fiscal year 2020, our non-PEO NEOs were Messrs. Griffin, Wheeler, Moore, and Kiernan and Thomas R. Loftus.

2.For each of fiscal years 2022, 2021 and 2020 (each, a “Covered Year”), in determining both the compensation “actually paid” to our PEO and the average compensation “actually paid” to our non-PEO NEOs for purposes of this Pay Versus Performance table (“PVP Table”), we deducted from or added back to the total amounts of compensation reported in column (b) or column (d), as applicable, for such Covered Year the following amounts:

Item and Value Added (Deducted)	2022	2021	2020
For Mr. Cuomo:
- change in actuarial present value of pension benefits	$—	$—	$—
+ service cost of pension benefits	$—	$—	$—
+ prior service cost of pension benefits	$—	$—	$—
- Summary Compensation Table “Stock Awards” column value	$(1,759,972)	$(972,458)	$(305,500)
- Summary Compensation Table “Option Awards” column value	$—	$—	$—
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	$1,905,484	$1,179,128	$305,500
+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end that were granted in prior years	$(120,902)	$432,544	$17,340
+ vesting date fair value of equity awards granted and vested in Covered Year	$—	$—	$—
+/- change in fair value (from prior year-end to vest date in Covered Year) of prior-year equity awards vested in Covered Year	$(473,070)	$98,262	$(390,157)
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$—	$—	$—
+ includable dividends/earnings paid or accrued on equity awards during Covered Year	$—	$—	$—

Item and Value Added (Deducted)	2022	2021	2020
For Non-PEO NEOs (Average):
- change in actuarial present value of pension benefits	$—	$—	$—
+ service cost of pension benefits	$—	$—	$—
+ prior service cost of pension benefits	$—	$—	$—
- Summary Compensation Table “Stock Awards” column value	$(351,284)	$(309,291)	$(152,139)
- Summary Compensation Table “Option Awards” column value	$—	$—	$—
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	$309,736	$301,385	$148,121
+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end that were granted in prior years	$(44,529)	$22,450	$—
+ vesting date fair value of equity awards granted and vested in Covered Year	$—	$—	$31,500
+/- change in fair value (from prior year-end to vest date in Covered Year) of prior-year equity awards vested in Covered Year	$(53,846)	$36,071	$—
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$(49,849)	$(20,898)	$—
+ includable dividends/earnings paid or accrued on equity awards during Covered Year	$—	$—	$—
3.For each Covered Year, our total shareholder return was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, par value $0.05 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on The NASDAQ Global Select Market on December 31, 2019 through and including the last day of the Covered Year (each one-year, two-year, and three-year period, the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of each Measurement Period to produce the Covered Year-end values of such investment as of the end of 2022, 2021 and 2020, as applicable. Because Covered Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

4.For purposes of this pay versus performance disclosure, our peer group total shareholder return is calculated based on the S&P 500 Aerospace & Defense Index (the "Index"). For each Covered Year, the Index cumulative total shareholder return was calculated based on a deemed fixed investment of $100 in the Index through each Measurement Period.

5.Net income is calculated in accordance with U.S. Generally Accepted Accounting Principles.

6.For purposes of this PVP Table, our adjusted ROE was calculated substantially as described above in our Compensation Discussion and Analysis. See “Compensation Discussion and Analysis—2022 Components of Executive Compensation—Long-Term Incentive Award” for more information on the calculation of adjusted ROE.

The following charts provide, across the Covered Years, (1) a comparison between our cumulative total shareholder return and the cumulative total shareholder return of the Index, and (2) illustrations of the relationships between (A) the executive compensation actually paid to the PEO and the average of the executive compensation actually paid to our non-PEO NEOs (in each case as set forth in the PVP Table above) and (B) each of the performance measures set forth in columns (f), (h) and (i) of the PVP Table above.

The following table lists the five financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our named executive officers for fiscal 2022 to our performance:

Adjusted ROE
Revenue
Free Cash Flow
Adjusted EBITDA
Net Income

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

What am I voting on? Stockholders are being asked to approve, on a non-binding advisory basis, our named executive officers' compensation (commonly referred to as "say-on-pay").

Voting Recommendation: FOR the approval of the compensation of the Company’s named executive officers.

Vote Required: Requires the affirmative vote of a majority of the Stock present or by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting. Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee. The Compensation Committee will, however, carefully consider the outcome of the vote when considering future executive compensation arrangements.

Broker Discretionary Voting Allowed? No – broker non-votes have no effect.

Abstentions: Same effect as a vote against the advisory vote.

Section 14A of the Exchange Act requires that we include in this 2023 Proxy Statement a non-binding advisory stockholder vote to approve our named executive officers’ compensation as described in this 2023 Proxy Statement (commonly referred to as “say-on-pay”). After taking into consideration the vote of the stockholders at the 2021 Annual Meeting regarding the frequency of the advisory vote on executive compensation, the Board concluded that the current frequency of vote should be annual, with the vote for the current year being taken pursuant to this Proposal 3, in response to the vote of stockholders.

We encourage stockholders to review the “Compensation Discussion and Analysis” and the “Executive Compensation” sections of this 2023 Proxy Statement. VSE’s consistent stockholder value creation over the long term is reinforced by and aligned with the executive compensation program. We believe the program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:

•We provide a significant part of executive compensation in performance-based incentives, including annual cash incentive awards and performance-based equity awards. Payouts of performance-based equity awards are generally based on achievement of pre-established financial objectives and are subject to caps on total payouts;

•The earning of performance-based restricted stock unit awards is generally subject to performance over three performance years;

•We utilize multiple performance metrics in our plans and programs to discourage excessive risk-taking. Our program’s design does not encourage excessive focus on a single performance goal to the detriment of other metrics of success; and

•Substantial stock ownership requirements help ensure that our senior executives maintain a significant stake in our long-term success.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the NEOs as described in this 2023 Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation,” including the related tabular and narrative disclosure contained in this 2023 Proxy Statement."

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will, however, carefully consider the outcome of the vote when considering future executive compensation arrangements. We currently hold a say-on-pay vote annually, and the next say-on-pay vote is expected to occur at our 2024 Annual Meeting.

The approval of the advisory resolution on the Company’s compensation of executive officers requires the affirmative vote of a majority of the Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

The Board unanimously recommends that stockholders vote “FOR” the approval of the compensation of the Company’s named executive officers.

PROPOSAL NO. 4
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE VSE CORPORATION 2006 RESTRICTED STOCK PLAN

What am I voting on? Stockholders are being asked to approve the amendment and restatement of the VSE Corporation 2006 Restricted Stock Plan, including to increase the shares of Stock available for issuance under such plan by 375,000 shares.

Voting Recommendation: FOR the approval of the amendment and restatement of the VSE Corporation 2006 Restricted Stock Plan.

Vote Required: The affirmative vote of a majority of the Stock present or by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting.

Broker Discretionary Voting Allowed? No – broker non-votes have no effect.

Abstentions: Same effect as a vote against the proposal.

We are asking stockholders to approve an amendment and restatement of the VSE Corporation 2006 Restricted Stock Plan. On March 8, 2023, upon recommendation by the Compensation Committee, the Board approved and adopted, subject to the approval of the Company’s stockholders at the Annual Meeting, the amendment and restatement of the VSE Corporation 2006 Restricted Stock Plan. In this proposal, we refer to the original VSE Corporation 2006 Restricted Stock Plan, as amended through May 6, 2020, as the “2006 Plan,” and we refer to the amendment and restatement of the VSE Corporation 2006 Restricted Stock Plan as described in this proposal as the “Amended 2006 Plan.” You are being asked to approve the Amended 2006 Plan.

The Company’s stockholders originally approved the 2006 Plan at the Company’s 2006 Annual Meeting of Stockholders. The 2006 Plan was subsequently amended effective May 6, 2014, and was again amended effective May 6, 2020. The 2006 Plan affords the Compensation Committee and the Board the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries and non-employee directors of the Company.

Stockholder approval of the Amended 2006 Plan would primarily make available for awards under the Amended 2006 Plan an additional 375,000 shares of common stock, par value $0.05 per share, of the Company ("Stock"), as described below and in the Amended 2006 Plan, with such amount subject to adjustment, including under the Amended 2006 Plan’s share counting rules.

The Board recommends that you vote to approve the Amended 2006 Plan. If the Amended 2006 Plan is approved by stockholders at the Annual Meeting, it will be effective as of the day of the Annual Meeting, and future grants will be made on or after such date under the Amended 2006 Plan. If the Amended 2006 Plan is not approved by our stockholders, then it will not become effective, no awards will be granted under the Amended 2006 Plan, and the 2006 Plan will continue in accordance with its terms as previously approved by our stockholders.

The actual text of the Amended 2006 Plan is attached to this proxy statement as Appendix A. The following description of the Amended 2006 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

Why We Recommend That You Vote For This Proposal

The Amended 2006 Plan continues to authorize the Compensation Committee and the Board to provide equity-based compensation in the form of restricted stock and RSUs, and permits non-employee members of the Board to elect to receive Stock in lieu of their cash retainers (as further described below). Some of the key features of the Amended

2006 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended 2006 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use Stock-based awards to recruit and compensate our employees and directors.

The use of Stock as part of our compensation program is also important because equity-based awards continue to be an essential component of our compensation program for key employees, as they link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

The Company’s stockholders have previously approved 1,500,000 shares of Stock to be used for awards under the 2006 Plan. As of February 28, 2023, 160,067 shares of Stock remained available under the 2006 Plan. If the Amended 2006 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better used.

The following includes aggregated information regarding our view of the overhang and dilution associated with the 2006 Plan, and the potential dilution associated with the Amended 2006 Plan. This information is as of February 28, 2023. As of that date, there were approximately 12,835,927 shares of Stock outstanding:

Stock Subject to Outstanding Awards and Available for Future Awards

•Total Stock subject to outstanding awards (restricted stock and RSUs, assuming maximum performance for performance-based awards): 136,086 shares of Stock (approximately 1.06% of our outstanding Stock); and
•Total Stock available for future awards under the 2006 Plan: 160,067 shares of Stock (approximately 1.25% of our outstanding Stock).

Proposed shares of Stock Available for Awards Under the Amended 2006 Plan

•375,000 additional shares of Stock (approximately 2.92% of our outstanding Stock, which percentage reflects the simple dilution of our stockholders that would occur if the Amended 2006 Plan is approved), subject to adjustment, including under the share counting rules of the Amended 2006 Plan; and
•The total shares of Stock subject to outstanding awards as described above as of February 28 2023 (136,086 shares of Stock), plus the Stock remaining available for future awards under the 2006 Plan as of such date (160,067shares of Stock), plus the proposed additional Stock available for future awards under the Amended 2006 Plan (375,000 shares of Stock), represent an approximate total overhang of 671,153 shares (5.23%).

Based on the closing price on the NASDAQ for our Stock on February 28, 2023 of $57.41 per share, the aggregate market value as of February 28, 2023 of the new 375,000 shares of Stock requested under the Amended 2006 Plan was $21,528,750.

In fiscal years 2020, 2021 and 2022, we granted awards under the 2006 Plan covering 109,256 shares of Stock, 130,941 shares of Stock, and 130,811 shares of Stock, respectively. Based on our basic weighted average Stock outstanding for those three fiscal years of 11,034,256, 12,551,459 and 12,780,117, respectively, for the three-fiscal-year period 2020-2022, our average burn rate, not taking into account forfeitures, was 1.02% (our individual years’ burn rates were 0.99% for fiscal 2020, 1.04% for fiscal 2021, and 1.02% for fiscal 2022).

In determining the number of shares to request for approval under the Amended 2006 Plan, our management team worked with the Compensation Committee and its independent compensation consultant, NFP, to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended 2006 Plan. If the Amended 2006 Plan is approved, we intend to utilize the shares authorized under the Amended 2006 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the Amended 2006 Plan will last for about three years, based on our historical grant rates and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially. As noted below, the Compensation Committee and the Board would retain full discretion under the Amended 2006 Plan to determine the number and amount of awards to be granted under the Amended 2006 Plan, subject to the terms of the Amended 2006 Plan, and future benefits that may be received by participants under the Amended 2006 Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

In evaluating this proposal, stockholders should consider all of the information in this proposal and this 2023 Proxy Statement.

Material Changes from the 2006 Plan
The Amended 2006 Plan (1) increases the number of shares of Stock available for awards under the 2006 Plan by 375,000 shares, and (2) extends the term of the 2006 Plan until the seventh anniversary of the date of stockholder approval of the Amended 2006 Plan.
We are not seeking to make any other material changes to the terms of the 2006 Plan.

Summary of Material Terms of the Amended 2006 Plan
Share Limit. No more than 1,875,000 shares of Stock, including the shares previously issued under the 2006 Plan and shares currently available for issuance, may be issued pursuant to Awards granted under the Amended 2006 Plan or pursuant to elections by non-employee directors to receive all or a portion of their cash retainer in Stock, subject to adjustments for recapitalizations and certain other corporate transactions. Shares of Stock issued under the Amended 2006 Plan may be either treasury shares or shares originally issued for this purpose.

Limited Share Recycling Provisions. If restricted stock or RSUs are forfeited pursuant to the terms of an Award, other Awards with respect to such shares may be granted. No shares of Stock withheld to satisfy taxes with respect to an Award under the Amended 2006 Plan will be available for subsequent grants under the Amended 2006 Plan.

Types of Awards. Awards under the Amended 2006 Plan may be granted as restricted stock or RSUs (collectively, “Awards”). Restricted stock gives the grantee ownership rights in the shares subject to the award, subject to a substantial risk of forfeiture. RSUs give the grantee a contractual right denominated in shares of Stock, each of which represents the right to receive the value of shares of Stock on the terms and conditions set forth in the Amended 2006 Plan and the applicable Award.

Eligibility. Awards under the Amended 2006 Plan may be granted to employees of the Company and its subsidiaries and non-employee directors of the Company, and non-employee directors of the Company may elect to receive Stock under the Amended 2006 Plan in lieu of their cash retainers. As of February 28, 2023, the Company and its subsidiaries had approximately 2,108 employees, and the Company had 9 non-employee directors. The basis for participation in the Amended 2020 Plan is selection for participation by the Compensation Committee or the Board, as applicable, or its delegate, or, with respect to non-employee director elections to receive Stock in lieu of cash, the elections by such non-employee directors.

Amendment and Termination; Plan Term. The Amended 2006 Plan may be terminated by the Board at any time. The Amended 2006 Plan may be amended by the Board or the Compensation Committee at any time. No Award will be materially and adversely affected by any such termination or amendment without the written consent of the grantee. No Awards will be granted under the Amended 2006 Plan after May 3, 2030, and no elections by non-employee directors to receive all or a portion of their cash retainer in Stock shall be made under the Amended 2006 Plan after May 3, 2030.

Administration. The Amended 2006 Plan will generally be administered by the Compensation Committee. However, with respect to Awards to non-employee directors, the Amended 2006 Plan may generally be administered by either the Board or the Compensation Committee acting alone (the Board or the Compensation Committee, as applicable, the “Administrator”). Subject to the express terms and conditions set forth in the Amended 2006 Plan, the

Administrator has the power to: (1) select the employees and non-employee directors to whom Awards will be granted under the Amended 2006 Plan; (2) determine the number of shares or RSUs, as applicable, to be granted pursuant to each Award; (3) pursuant to the provisions of the Amended 2006 Plan, determine the terms and conditions of each Award, including the restrictions applicable to such shares and the conditions upon which a vesting date shall occur; and (4) interpret the Amended 2006 Plan’s provisions, prescribe, amend and rescind rules and regulations for the Amended 2006 Plan, and make all other determinations necessary or advisable for the administration of the Amended 2006 Plan (which determinations will be final, binding and conclusive).

The Administrator may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Amended 2006 Plan to grant restricted stock or RSUs to any grantee other than a grantee who, at the time of the grant (1) has a base salary of $100,000 or more, (2) is subject to the short-swing profit recapture rules of Section 16(b) of the Securities Exchange Act of 1934, as amended, or (3) is identified by the Compensation Committee as a “covered employee” for purposes Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Any such delegation of authority will continue in effect until the earliest of (1) when the Administrator revokes the delegation, (2) the delegate ceases to be an employee of the Company, or (3) the delegate notifies the Administrator that he declines to continue exercising such authority.

Terms of Awards. The Compensation Committee (or with respect to awards to non-employee directors, either the Board or the Compensation Committee) may grant Awards under the Amended 2006 Plan. No cash or other consideration will be required to be paid by a grantee in exchange for an Award. Each grantee will be provided with an agreement specifying the terms and conditions of an Award. Subject to the provisions of the Amended 2006 Plan and the Award, a vesting date for restricted stock or RSUs subject to an Award will occur at such time or times and on such terms and conditions as the Compensation Committee or the Board, as applicable, may determine and as are set forth in the Award. However, except as otherwise provided by the Compensation Committee or the Board, as applicable, a vesting date will occur only if the grantee is an employee of a the Company or a subsidiary of the Company as of such vesting date, and has been an employee of the Company or a subsidiary of the Company continuously from the date of grant. An Award may provide for restricted stock or RSUs to vest in installments, as determined by the Compensation Committee or the Board, as applicable.

Grantees may have such rights with respect to shares subject to an Award as may be determined by the Compensation Committee or the Board, as applicable, and set forth in the Award, including the right to vote such shares, and the right to receive dividends paid with respect to such shares. A grantee whose Award consists of RSUs will not have the right to vote or to receive dividend equivalents with respect to such RSUs. The right to payment of any fractional shares under an Award will be satisfied in cash, measured by the product of the fractional amount times the fair market value of a share at the vesting date, as determined by the Compensation Committee or the Board, as applicable.

Termination of Employment. In general, if any grantee’s employment is terminated with the Company and its subsidiaries, all of his or her Awards that are still subject to vesting will be forfeited by the grantee. The Compensation Committee or the Board, as applicable, may, in its sole discretion, waive, in whole or in part, any conditions to vesting with respect to a grantee’s restricted stock or RSUs.

Death or Disability. The Compensation Committee or the Board, as applicable, may, in its discretion, waive the vesting date or any restrictions imposed on an Award in the event of the death or disability of a grantee. Exercise of such discretion in any individual case, however, will not be deemed to require, or to establish a precedent suggesting such exercise in any other case.

Elections by Non-Employee Directors to Receive Stock Rather than Cash Compensation. The Board administers the Amended 2006 Plan with respect to the elections described in this section. Each non-employee director may elect in respect of each year that all or a specified portion of his or her annual retainer fee as a director will be paid in Stock under the Amended 2006 Plan (“Stock Portion”), with the balance of such annual retainer fee, if any, being payable in cash (“Cash Portion”). Such election generally must be made in writing and provided to the Corporate Secretary of the Company by November 15 of each year (or such other date as the Board may determine in accordance with the terms of the Amended 2006 Plan). If a non-employee director does not provide such written election by the date referenced in the preceding sentence, the non-employee director’s annual retainer fee shall be paid fully in cash for the particular year. If not enough shares of Stock are available to satisfy one or more non-employee director’s Stock Portion elections in respect of a year, such elections will be automatically adjusted, on a pro-rata basis, to match the amount of shares of Stock available under the Amended 2006 Plan, in proportion to the number of shares each non-employee director would have received in respect of his or her election as if sufficient shares were available for all elections.

Stock will be allocated to non-employee directors at its fair market value (as defined in the Amended 2006 Plan) as of the date of allocation, or if no shares were traded on such date, at its fair market value on the preceding day on which shares were traded. No fractional shares will be allocated, and any residual cash balance may be credited to non-employee directors or distributed along with the Cash Portion in the Board’s sole discretion. The Board may at any time alter, amend, suspend, or discontinue any and all participation of the non-employee directors in the elections described in this section. No such elections will be made after May 3, 2030.

Terminating Events. The Compensation Committee will give grantees at least 10 days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a liquidation of the Company or a “change of control” (as defined in the Amended 2006 Plan) (each, a “Terminating Event”). The Compensation Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any conditions to the occurrence of a vesting date with respect to an Award of restricted stock or RSUs (other than restricted stock or RSUs that have previously been forfeited) will be eliminated, in full or in part.

Changes in Capitalization. The aggregate number of shares and class of shares as to which Awards may be granted or elections made under the Amended 2006 Plan and the number of shares covered by each outstanding Award or election made under the Amended 2006 Plan will be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Stock or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Stock or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Stock or other outstanding equity securities) affecting the Stock which is effected without receipt of consideration by the Company. The Compensation Committee will have authority to determine the adjustments to be made and any such determination by the Compensation Committee will be final, binding and conclusive.

Taxes. In general, the Company will be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or the occurrence of a vesting date with respect to any Award. The Company will not be required to deliver shares pursuant to any Award until it has been indemnified to its satisfaction for any such tax, charge or assessment. In connection with the grant of any Award or the occurrence of a vesting date under any Award, the Company will have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for shares subject to such Award, or take any action that it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of shares of Stock will be conditioned on the grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.
In general, any tax liabilities incurred in connection with grant of any Award or the occurrence of a vesting date under any Award under the Amended 2006 Plan will be satisfied by the Company’s withholding a portion of the shares subject to such Award having a fair market value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Compensation Committee with respect to any grantee. However, the Compensation Committee may permit a grantee to elect one or both of the following: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law, subject to certain requirements set forth in the Amended 2006 Plan; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant or vesting date. In all cases, the Stock so withheld by the Company will have a fair market value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the grantee.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended 2006 Plan because the grant and actual pay-out of awards under the Amended 2006 Plan are subject to the discretion of the plan administrator, or, in the case of director elections to receive Stock in lieu of cash retainers, whether and to what extent any directors make such an election.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended 2006 Plan based on federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended 2006 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will generally have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over any purchase price.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Stock on the date that such shares are transferred to the grantee under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company and its Subsidiaries

To the extent that a grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Awards Granted to Certain Persons

The table below shows the number of awards granted under the 2006 Plan to the named executive officers and the other individuals and groups indicated below since its inception through February 28, 2023.

Name and Position / Group	Number of Shares of Stock Subject to RSUs	Number of Shares Subject to Earned Dollar-Denominated Awards (1)	Stock Granted to Non-Employee Directors
Named Executive Officers:
John A. Cuomo, Chief Executive Officer and President	124,246	12,311	—
Stephen D. Griffin, Senior Vice President and Chief Financial Officer	33,608	131	—
Farinaz S. Tehrani, Senior Vice President, Chief Legal Officer and Corporate Secretary	22,011	—	—
Chad M. Wheeler, Group President, Fleet Segment	16,951	21,173	—
Benjamin A. Thomas, Group President, Aviation Segment	30,016	929
Robert A. Moore, Former President, Federal and Defense Segment	15,400	3,655	—
All current executive officers, as a group	255,570	43,262	—
All current non-employee directors as a group	—	—	199,758
Each nominee for election as a director (2)	—	—	296,769
Each associate of any of the foregoing	—	—	—
Each other person who received at least 5% of all awards (3)	—	233,147	—
All employees, including all current officers who are not executive officers, as a group	9,893	755,737	—

1.Amounts in this column reflect Stock paid to employees in satisfaction of Stock-settled performance-based awards that were denominated in dollars prior to vesting. As of February 28, 2023, an aggregate of approximately $2.5 million in value of such dollar-denominated, Stock-settled awards were still outstanding, and the number of shares to be paid in settlement of such awards (to the extent earned) will be based on the Stock price at the time of settlement.

2.Consists of the following awards granted to each director nominee: 39,352 shares to Mr. Eberhart; 136,557 shares to Mr. Cuomo; 3,515 shares to Ms. Britt; 3,746 shares to Mr. Dolanski, 12,746 shares to Mr. Ferguson; 3,515 shares to Mr. Johnson; 36,346 shares to Mr. Koonce; 21,446 shares to Mr. Potter; and 39,546 to Ms. Wachtel. Because each of these individuals is also serving on the Board as of February 28, 2023, these amounts are duplicative of the amount in the prior row of this table.

3.Consists of the following awards granted to each other person who received at least 5% of all awards: 163,662 shares to Mr. Gauthier and 69,485 shares to Mr. Loftus.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Stock under the Amended 2006 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended 2006 Plan by our stockholders.

The approval of the Amended 2006 Plan requires the affirmative vote of a majority of the Stock present or by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting.

The Board unanimously recommends that stockholders vote “FOR” the approval of the amendment and restatement of the VSE Corporation 2006 Restricted Stock Plan.

Equity Compensation Plan Information

We have two compensation plans approved by our stockholders under which our equity securities are authorized for issuance to employees and directors: the 2006 Plan and the VSE Corporation 2021 Employee Stock Purchase Plan ("ESPP"). The following table sets forth the amounts of securities authorized for issuance under the 2006 Plan and the ESPP as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	136,086	$42.94	926,607
Equity compensation plans not approved by security holders	—	—	—
Total	136,086	$42.94	926,607

See Note (10) "Stock-Based Compensation Plans" to our Consolidated Financial Statements included in Item 8 of the Company's Annual Report on Form 10-K for additional information regarding the 2006 Plan and the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the record date, March 10, 2023, there were 12,875,964 shares of Stock outstanding. The following table sets forth certain information regarding beneficial ownership of Stock as of March 10, 2022, for beneficial owners of more than 5% of Stock, each director, executive officer and for all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding Shares

Certain Beneficial Owners (at least 5%)
FMR LLC (1)	1,909,259	14.9%
245 Summer Street, Boston, MA 02210
BlackRock, Inc. (2)	719,508	5.6%
55 East 52nd Street, New York, NY 10055
Dimensional Fund Advisors LP (3)	717,489	5.6%
6300 Bee Cave Road, Bldg. 1, Austin TX, 78746
Non-Employee Directors
Ralph E. Eberhart	42,286	*
Anita D. Britt	3,515	*
Edward P. Dolanski	3,746	*
Mark E. Ferguson III	12,757	*
Lloyd E. Johnson	3,515	*
Calvin S. Koonce (4)	1,867,082	14.5%
James F. Lafond (5)	34,346	*
John E. Potter	21,446	*
Bonnie K. Wachtel (6)	136,598	*

Named Executive Officers and Other Directors
John A. Cuomo	80,395	*
Stephen D. Griffin	19,304	*
Farinaz S. Tehrani	7,385	*
Chad M. Wheeler	20,171	*
Benjamin E. Thomas	22,725	*

Directors and Executive Officers as a Group	2,275,271	17.7%
(14 persons)
     * Represents less than one percent.
1.The beneficial ownership reported is based upon a Schedule 13G/A filed by FMR LLC, and Abigail P. Johnson and Fidelity Low-Priced Stock Fund on February 9, 2023. The Schedule 13G/A indicates that FMR LLC has sole dispositive power as to 1,909,259 shares, Abigail P. Johnson has sole dispositive power as to 1,909,259 shares, and Fidelity Low-Priced Stock Fund has the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of 1,165,391 shares.

2.The beneficial ownership reported is based upon a Schedule 13G/A filed by BlackRock, Inc. on February 1, 2023. The Schedule 13G/A indicates that BlackRock, Inc. has sole dispositive power as to 719,508 shares and sole voting power as to 703,592 shares.

3.The beneficial ownership reported is based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 10, 2023. The Schedule 13G/A indicates that Dimensional Fund Advisors LP has sole dispositive power as to 717,489 shares and sole voting power as to 701,848 shares.

4.Mr. Koonce’s mailing address is 6229 Executive Blvd., Rockville, MD 20852. The share amount reported for Mr. Koonce includes 20,000 shares held by his wife and 501,584 shares held in a family trust by Koonce, LLC.

5.The share amount reported for Mr. Lafond includes 12,900 shares held in a family trust.

6.The share amount reported for Ms. Wachtel includes 1,000 shares held in a retirement account.

STOCKHOLDER PROPOSALS

In order to properly submit a proposal for inclusion in the proxy statement for the 2024 Annual Meeting, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal at our principal executive offices, 6348 Walker Lane, Alexandria, Virginia 22310-3226, in care of our Corporate Secretary, by no later than Saturday, November 25, 2023.

In addition, under our by-laws, stockholders may recommend persons to be nominated for election as our directors at the annual meeting of stockholders. To be considered for nomination, such recommendation must be received in writing by our Secretary no later than 90 days before the date which corresponds to the date on which the annual meeting of stockholders was held during the immediate prior year, i.e., Saturday, February 2, 2024 in respect of the annual stockholders meeting in 2024. Such recommendation shall be accompanied by the name of the stockholder proposing the candidate, evidence that stockholder is a beneficial owner of our Stock as of the record date established for the determination of stockholders entitled to notice of, and to vote at, the annual meeting of stockholders, the name of candidate being proposed for nomination, and the candidate’s biographical data and qualifications.

In addition to satisfying the requirements under our by-laws, if a stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2024 Annual Meeting, no later than March 4, 2024). If the date of the 2024 Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2024 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2024 Annual Meeting is first made.

OTHER MATTERS

We will bear the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of mail, proxies may be solicited by personal interview or telephone by our directors, officers and employees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries, who are record holders of Stock, for forwarding solicitation material to the beneficial owners of the Stock. We will, on the request of such record holders, pay the reasonable expenses for completing the mailing of such materials to the beneficial owners.

A copy of the Annual Report (without exhibits) will be furnished without charge on written or telephonic request to Farinaz S. Tehrani, Chief Legal Officer and Corporate Secretary, 6348 Walker Lane, Alexandria, VA 22310-3226 or call (703) 329-3209. The Form 10-K is also available at www.vsecorp.com.

By Order of the Board of Directors
Farinaz S. Tehrani, Secretary

APPENDIX A

VSE CORPORATION
2006 RESTRICTED STOCK PLAN
(AS AMENDED AND RESTATED EFFECTIVE [_____], 2023)

1. Purpose

The purpose of the VSE Corporation 2006 Restricted Stock Plan (the “Plan”) is to promote the ability of VSE Corporation, a Delaware corporation (the “Company”), to recruit and retain employees and non-employee directors and enhance the growth and profitability of the Company by providing the incentive of long-term awards and Share issuances for continued employment and directorship and the attainment of performance objectives. On December 6, 2013, the Board approved and adopted certain amendments to the Plan and such amendments became effective on May 6, 2014 when they were approved by the Company’s stockholders. On February 27, 2020, the Board approved and adopted certain additional amendments to the Plan, and such amendments became effective on May 6, 2020 when they were approved by the Company’s stockholders. On March 8, 2023, the Board approved and adopted this amendment and restatement of the Plan. The Plan, as amended and restated, is subject to the approval of the Company’s stockholders, as set forth in Section 14.

2. Definitions

a.“Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

b.“Award” means an award of Restricted Stock or Restricted Stock Units granted under the Plan.

c.“Board” means the Company’s board of directors.

d.“Change of Control” means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.

e.“Code” means the Internal Revenue Code of 1986, as amended.

f.“VSE Plan” means any restricted stock, restricted stock unit, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including the Plan.

g.“Committee” means the Compensation and Human Resources Committee of the Board.

h.“Common Stock” means Common Stock, par value $0.05 per share, of the Company.

i.“Company” means VSE Corporation, a Delaware corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

j.“Date of Grant” means the date on which an Award is granted.

k.“Eligible Employee” means an employee of a Participating Company, as determined by the Committee.

l.“Fair Market Value” means for all

i.If trades of Shares are reported on The Nasdaq Global Select Market or The Nasdaq National Market System, Fair Market Value shall be determined based on the last quoted sale price of a Share on The Nasdaq Global Select Market or, as the case may be, The Nasdaq National Market System, on the date of determination, or if such date is not a trading day, the next trading date in respect of all Awards granted under Section 7 and the preceding day on which Shares were traded in respect of elections under Section 8.

ii.If trades of Shares are reported on neither The Nasdaq Global Select Market nor The Nasdaq National Market System but Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date in respect of all Awards granted under Section 7 and the preceding day on which Shares were traded in respect of elections under Section 8.

iii.If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined in good faith by the Committee or, in respect of any matter under Section 8, by the Board.

m.“Grantee” means an Eligible Employee or Non-Employee Director who is granted an Award.

n.“Non-Employee Director” means an individual who is a Board member, and who is not an employee of the Company, including an individual who is a Board member and who previously was an employee of the Company.

o.“Other Available Shares” means, as of any date, the sum of:

i.The total number of Shares owned by a Grantee that were not acquired by such Grantee pursuant to a VSE Plan or otherwise in connection with the performance of services to the Company or an Affiliate thereof; plus

ii.The excess, if any of:

1.The total number of Shares owned by a Grantee other than the Shares described in Section 2(o) (i); over

2.The sum of:

a.The number of such Shares owned by such Grantee for less than six months; plus

b.The number of such Shares owned by such Grantee that has, within the preceding six months, been the subject of a withholding certification pursuant to Section 9(c)(ii) or any similar withholding certification under any other VSE Plan; plus

p.“Participating Company” means the Company and each of the Subsidiary Companies.

q.“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization.

r.“Plan” means the VSE Corporation 2006 Restricted Stock Plan, as set forth herein, and as amended from time to time.

s.“Restricted Stock” means Shares subject to restrictions as set forth in an Award.

t.“Restricted Stock Unit” means a unit that entitles the Grantee, upon the Vesting Date set forth in an Award, to receive one Share.

u.“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act.

v.“Senior Executive” means an Eligible Employee whom the Committee has identified as a “covered employee” for purposes of Code Section 162(m).

w.“Share” or “Shares” means a share or shares of Common Stock.

x.“Subsidiary Companies” means all business entities that, at the time in question, are subsidiaries of the Company, within the meaning of Code Section 424(f).

y.“Successor-in-Interest” means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.

z.“Terminating Event” means any of the following events:

i.the liquidation of the Company; or

ii.a Change of Control.

aa.“Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

ab.“Vesting Date” means, as applicable: (i) the date on which the restrictions imposed on a Share of Restricted Stock lapse or (ii) the date on which the Grantee vests in a Restricted Stock Unit.

ac.“1933 Act” means the Securities Act of 1933, as amended.

ad.“1934 Act” means the Securities Exchange Act of 1934, as amended.

3. Rights to be Granted

Rights that may be granted under the Plan, in addition to rights that may be granted under Section 8, are:

i.Rights to Restricted Stock which gives the Grantee ownership rights in the Shares pursuant to the Award, subject to a substantial risk of forfeiture, as set forth in Section 7, and

ii.Rights to Restricted Stock Units which give the Grantee a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of Shares upon the terms and conditions set forth in the Plan and the applicable Award. It is intended that any Restricted Stock Units issued hereunder be exempt from the provisions of Code Section 409A by qualifying for the “short-term deferral” exemption described in Treasury Regulation Section 1.409A-1(b)(4). As such, all Restricted Stock Units shall be paid out in full as soon as practicable following their Vesting Date and, in all events, shall be paid out in full no later than two and one-half months following the end of the calendar year in which the Vesting Date occurs.

4. Shares Subject to the Plan or Awards

a.Not more than 1,875,000 Shares in the aggregate, including the Shares previously issued under the Plan and Shares currently available for issuance under the Plan, may be issued under the Plan pursuant to the grant of Awards or elections to receive Shares made under Section 8, subject to adjustment in accordance with Section 10. The Shares issued under the Plan may, at the Company’s option, be either Shares held in treasury or Shares originally issued for such purpose.

b.If Restricted Stock or Restricted Stock Units are forfeited pursuant to the term of an Award, other Awards with respect to such Shares may be granted.

5. Administration of the Plan

a.Administration. The Plan shall be administered by the Committee, provided that with respect to Awards to Non-Employee Directors, the rules of this Section 5 shall apply so that all references in this Section 5 to the Committee shall be treated as references to either the Board or the Committee acting alone.

b.Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to:

i.select those Employees and Non-Employee Directors to whom Awards shall be granted under the Plan, to determine the number of Shares or Restricted Stock Units, as applicable, to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award, including the restrictions applicable to such Shares and the conditions upon which a Vesting Date shall occur; and

ii.interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.

The determination of the Committee in all matters as stated above shall be final, binding and conclusive.

c.Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

d.Exculpation. No Committee member shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards hereunder unless (i) the Committee member has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 5(d) shall not apply to the responsibility or liability of a Committee member pursuant to any criminal statute.

e.Indemnification. Service on the Committee shall constitute service as a Board member. Each Committee member shall be entitled without further act on his part to indemnity from the Company to the fullest extent permitted by applicable law and the Company’s certificate of incorporation and by-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a Committee member, whether or not he continues to be such Committee member at the time of the action, suit or proceeding.

f.Delegation of Authority. The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan to grant Restricted Stock or Restricted Stock Units to any Grantee other than a Grantee who, at the time of the grant:

i.has a base salary of $100,000 or more;

ii.is subject to the short-swing profit recapture rules of Section 16(b) of the 1934 Act; or

iii.is a Senior Executive.

g.Termination of Delegation of Authority. Any delegation of authority described in Section 5(f) shall continue in effect until the earliest of:

i.such time as the Committee shall, in its discretion, revoke such delegation of authority;

ii.the delegate shall cease to be an employee of the Company for any reason; or

iii.the delegate shall notify the Committee that he declines to continue exercise such authority.

6. Eligibility

Awards may be granted only to Eligible Employees and Non-Employee Directors.

7. Restricted Stock and Restricted Stock Unit Awards

The Committee may grant Awards in accordance with the Plan, provided that the Board or the Committee may grant Awards to Non-Employee Directors, or otherwise. With respect to Awards to Non-Employee Directors, the rules of this Section 7 shall apply so that either the Board or the Committee acting alone shall have all of the authority otherwise reserved in this Section 7 to the Committee.

The terms and conditions of Awards shall be set forth in writing as determined from time to time by the Committee, consistent, however, with the following:

a.Time of Grant. No Awards shall be granted after the seventh anniversary of the Effective Date.

b.Terms of Awards. The provisions of Awards need not be the same with respect to each Grantee. No cash or other consideration shall be required to be paid by the Grantee in exchange for an Award.

c.Awards and Agreements. Each Grantee shall be provided with an agreement specifying the terms and conditions of an Award. In addition, a certificate shall be issued to each Grantee in respect of Restricted Stock subject to an Award. Such certificate shall be registered in the Grantee’s name and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed.

d.Restrictions. Subject to the provisions of the Plan and the Award, the Committee may establish a period commencing with the Date of Grant during which the Grantee shall not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under the Plan.

e.Vesting / Lapse of Restrictions. Subject to the provisions of the Plan and the Award, a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions as the Committee may determine and as are set forth in the Award; provided, however, that except as otherwise provided by the Committee, a Vesting Date shall occur only if the Grantee is an employee of a Participating Company as of such Vesting Date, and has been an employee of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Grantee’s Restricted Stock or Restricted Stock Units.

f.Rights of the Grantee. Grantees may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares. A Grantee whose Award consists of Restricted Stock Units shall not have the right to vote or to receive dividend equivalents with respect to such Restricted Stock Units.

g.Termination of Grantee’s Employment. A transfer of an Eligible Employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. If a Grantee terminates employment with all Participating Companies, all Restricted Shares or Restricted Stock Units as to which a Vesting Date has not occurred shall be forfeited by the Grantee and deemed canceled by the Company.

h.Delivery of Shares. When a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Grantee that a Vesting Date has occurred and, subject to the provisions of Section 9(c) regarding the withholding of Shares to satisfy tax liabilities, deliver to the Grantee (or the Grantee’s Successor-in-Interest) a certificate for the number of Shares as to which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Section 9(a)). All Awards shall be settled no later than the March 15th following the calendar year in which such Award is vested. The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.

i.Death or Disability. The Committee may, in its discretion, waive the Vesting Date or any restrictions imposed on an Award in the event of the death or disability of a Participant (each as determined by the Committee, in its discretion). Exercise of such discretion by the Committee in any individual case, however, shall not be deemed to require, or to establish a precedent suggesting such exercise in any other case.

8. Non-Employee Directors Stock

a.The Board shall administer the Plan in respect of participation by Non-Employee Directors under this Section 8. All questions of interpretation and application of the terms and conditions of the Plan in respect of this Section 8 are subject to the Board’s sole discretion, which shall be binding on all Participants.

b.All Non-Employee Directors are covered by this Plan (“Participants”).

c.Every Non-Employee Director shall automatically participate in the Plan until the earlier of his or her retirement, resignation, non-reelection, disability or death.

d.Commencing as of the Effective Date, from and after the date of participation, each Participant may elect in respect of each year that all or a specified portion of his or her annual retainer fee as a director shall be allocated to and paid in Common Stock under the Plan (“Stock Portion”), with the balance of such annual retainer fee, if any, being payable in cash (“Cash Portion”). Such election shall be made in writing and provided to the Corporate Secretary by November 15 of each year or such other date as the Board may determine, provided such date is at least 15 days prior to the date on which the fair market value of the Common Stock is determined pursuant to Section 8(e). If any Participant fails to provide the above-mentioned written election by the date referenced in the preceding sentence, such Participant’s annual retainer fee shall be paid fully in cash for the particular year. If not enough Shares are available to satisfy one or more Participant’s Stock Portion elections in respect of a year, such elections shall be automatically adjusted, on a pro rata basis, to match the amount of Shares available hereunder, in proportion to the number of Shares each Participant would have received in respect of his or her election as if sufficient Shares were available for all elections.

e.
i.Common Stock shall be allocated to Participants at its Fair Market Value as of the date of allocation except that if no Shares were traded on such date, its Fair Market Value on the preceding day on which sales of Shares were traded.

ii.No fractional Shares shall be allocated.

iii.Any residual cash balance may be credited to Participants or distributed along with the Cash Portion in the Board’s sole discretion.

f.The Cash Portion shall be paid to Participants to cover the estimated taxes associated with the issuance of Shares under this Section 8. Notwithstanding the foregoing, each Participant will be solely responsible for calculation and payment of his or her tax liability in respect of the Plan, irrespective of whether or not such Participant’s Cash Portion is sufficient to cover the entire amount of actual taxes associated with the Participant’s Stock Portion.

g.

i.As soon as practicable, a stock certificate will be issued to each Participant for the number of Shares allocated to the Participant under the Plan.

ii.By executing a copy of this Plan, the Participant represents and warrants to the Company that

1.he or she will acquire and hold all the Shares issued to him or her hereunder for his or her own account for investment and not with the view toward resale or distribution except in accordance with Federal and state securities laws; and that

2.he or she will not directly or indirectly distribute or otherwise transfer any interest in Shares acquired under this Plan except pursuant to (1) an effective and current registration statement under the 1933 Act covering the Shares, or (2) a specific exemption from registration under the 1933 Act.

iii.The Company may require Participant to furnish an opinion of counsel reasonably acceptable to the Company that no registration under the 1933 Act is required.

iv.By executing a copy of this Plan each Participant also acknowledges that (1) the Shares issued under the Plan will be issued pursuant to exemption from the registration under the 1933 Act; (2) such Shares must be held indefinitely unless it is registered or an exemption from registration becomes available under the 1933 Act and the applicable state laws; (3) the Company is under no obligation to facilitate resale of the Shares whether by registration, Rule 144 under the 1933 Act, or otherwise; (4) if Rule 144 under the 1933 Act is available for resale of Shares, such sales will or may be subject to specific holding periods, volume restrictions, and other provisions; and (5) the Participant will bear the economic risk of the investment in the Shares for an indefinite period of time.

h.The Board may from time to time alter, amend, suspend, or discontinue any and all participation of Non-Employee Directors under this Section 8.

i.

i.This Plan, including this Section 8, does not create any obligation of the Board to nominate any director for re-election by the Company’s stockholders or the Board.

ii.Participants will have no stockholder rights with respect to the Shares subject to the Plan until they are allocated and issued to Participants under this Section 8.

iii.None of the benefits under the Plan are subject to the claims of creditors of Participants or their beneficiaries, nor are they subject to attachment, garnishment or other legal process. Neither Participant nor beneficiary may assign, sell, borrow on or otherwise encumber a beneficial interest in the Plan nor shall any such benefits be in any manner subject to the deeds, contracts, liabilities, engagements or torts of any Participant or beneficiary.

9. Securities Laws; Taxes

a.Securities Laws. The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3 thereunder. Such conditions may include the delivery by the Grantee of an investment representation to the Company in connection with a Vesting Date occurring with respect to Shares subject to an Award, or the execution of an agreement by the Grantee to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.

b.Taxes. Subject to the rules of Section 9(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or the occurrence of a Vesting Date with respect to any Award. The Company shall not be required to deliver Shares pursuant to any Award until it has been indemnified to its satisfaction for any such tax, charge or assessment.

c.Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.

i.In connection with the grant of any Award or the occurrence of a Vesting Date under any Award, the Company shall have the right to (A) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Shares subject to such Award, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.

ii.Except as otherwise provided in this Section 9(c)(ii), any tax liabilities incurred in connection with grant of any Award or the occurrence of a Vesting Date under any Award under the Plan shall be satisfied by the Company’s withholding a portion of the Shares subject to such Award having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Grantee. Notwithstanding the foregoing, the Committee may permit a Grantee to elect one or both of the following: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value to be withheld by the Company in payment of withholding taxes in excess of such minimum amount; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant or Vesting Date. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Grantee. Any election pursuant to this Section 9(c)(ii) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Section 9(c)(ii) may be made only by a Grantee or, in the event of the Grantee’s death, by the Grantee’s legal representative. No Shares withheld pursuant to this Section 9(c)(ii) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Section 9(c)(ii) as it deems appropriate.

10. Changes In Capitalization

The aggregate number of Shares and class of Shares as to which Awards may be granted or elections made under Section 8 and the number of Shares covered by each outstanding Award or election made under Section 8 shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section 10 and any such determination by the Committee shall be final, binding and conclusive.

11. Terminating Events

The Committee shall give Grantees at least 10 days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any conditions to the occurrence of a Vesting Date with respect to an Award of Restricted Stock or Restricted Stock Units (other than Restricted Stock or Restricted Stock Units that have previously been forfeited) shall be eliminated, in full or in part.

Claims for benefits under the Plan must be filed with the Committee at the following address:

VSE Corporation
6348 Walker Lane
Alexandria, VA 22310
Attention: Corporate Secretary

12. Amendment and Termination

The Plan may be terminated by the Board at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be materially and adversely affected by any such termination or amendment without the written consent of the Grantee. No Awards shall be granted after May 3, 2030 and no elections by Non-Employee Directors shall be made after May 3, 2030 to receive Shares under Section 8.

13. Construction and Certain Terms and Phrases

a.Unless the context of the Plan otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to the entire Plan and not to any particular provision of the Plan and (iv) the term “Section” without any reference to a specified document refer to the specified Section of the Plan.

b.The words “including,” “include” and ‘includes” are not exclusive and shall be deemed to be followed by the words “without limitation”; if exclusion is intended, the word “comprising” is used instead.

c.The word “or” shall be construed to mean “and/or” unless the context clearly prohibits that construction.

d.Whenever the Plan refers to a number of days, such number shall refer to calendar days unless business days are specified.

e.All accounting terms used herein and not expressly defined herein shall have the meanings ascribed to them under United States generally accepted accounting principles.

f.Any reference to any federal, state, local or foreign statute or law, including the Code, 1933 Act and the 1934 Act, shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

14. Effective Date

The Plan was originally approved and adopted by the Board on February 9, 2006, and approved by the holders of majority of the Shares entitled to vote thereon on May 2, 2006. The Plan, as amended, was approved and adopted by the Board on March 2, 2011, and approved by the holders of a majority of the holders of the Shares entitled to vote thereon on May 3, 2011. The Plan, as further amended, was approved and adopted by the Board on December 6, 2013, and by the Company’s stockholders on May 6, 2014. The Plan, as further amended, was approved and adopted by the Board on February 27, 2020, and by the Company’s stockholders on May 6, 2020. The Plan as further amended and restated hereby was approved and adopted by the Board on March 8, 2023, subject to the approval of the holders of a majority of the Shares entitled to vote thereon at the stockholders meeting to be held on May 3, 2023. The effective date of the Plan shall be the date on which the Plan, as amended and restated herein, is approved by VSE’s stockholders as contemplated by the immediately preceding sentence (the “Effective Date).

14. Governing Law

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with the laws (excluding conflict of law rules and principles) of the State of Delaware.

Executed as of March 8, 2023

SCAN TO
VIEW MATERIALS & VOTE

VSE CORPORATION
6348 WALKER LANE
ALEXANDRIA, VIRGINIA 22310

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VSEC2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

The Virtual Annual Meeting will be held on May 3, 2023 at 10:00 am EDT.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03236-P88413 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VSE CORPORATION

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John A. Cuomo
02) Edward P. Dolanski
03) Ralph E. Eberhart
04) Mark E. Ferguson III
05) Calvin S. Koonce
06) John E. Potter
07) Bonnie K. Wachtel
08) Anita D. Britt
09) Lloyd E. Johnson

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

NOTICE & ACCESS DETAILS

The 2023 Annual Meeting of Stockholders will be held virtually on May 3, 2023 at 10:00 am EDT.
To attend, vote and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/VSEC2023 and enter the 16-digit number included in your proxy card or voting instruction card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2023 Proxy Statement and our 2022 Annual Report to Stockholders are available at www.proxyvote.com.

V03237-P88413

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VSE CORPORATION

The undersigned appoints Ralph E. Eberhart and Farinaz S. Tehrani as Proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of VSE Corporation held of record by the undersigned at the close of business on March 10, 2023 at the Annual Meeting of Stockholders of VSE Corporation to be held on May 3, 2023, or at any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NINE NOMINEES TO THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)